AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED October 12, 2022

FUNDHOMES I, LLC, a Delaware Series limited liability company 1700 Westlake Ave. N., Suite 200 Seattle, WA 98109 (206) 822-3649 www.fundhomes.com

Best Efforts Offering of Series Membership Interests

Fundhomes I, LLC, a newly organized Delaware Series limited liability company (“Company”, “we”, “us” or “our”) that has been formed to permit pubic investment in individual real estate properties that will be owned by individual series of the Company. We are offering on a best efforts, no minimum basis, the membership interests of each of the Series of our Company in the “Series Offering Table” beginning on page 1 of this Offering Circular (“Offering Circular”). We are managed by Fundhomes, Inc., a Delaware corporation (“Manager”).

All of the Series of the Company being offered may collectively be referred to in this Offering Circular as the “Series” and each, individually, as a “Series.” The interests of all Series may collectively be referred to in this Offering Circular as the “Interests” and each, individually, as an “Interest” and the offerings of the interests may collectively be referred to in this Offering Circular as the “Offerings” or “offerings” and each, individually, as an “Offering” or “offering” See “SECURITIES BEING OFFERED” for additional information regarding the Interests.

Investors holding Interests will have very limited voting rights and will be limited solely to the particular Series in which an investor holds the Interest, and are further limited by the Company’s Second Amended and Restated Limited Liability Company Agreement dated October 7, 2022 (“Operating Agreement”), described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the interest holders and removal of the Manager for “cause.” The Manager thus retains significant control over the management of our Company, each Series and the Series properties.

Our Series Offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may happen sporadically over the term of the offering. The term of each Series Offering will commence within two calendar days after the qualification date of the Offering Circular of which this Offering Circular is a part and end no later than the second anniversary of the qualification date of the Offering Circular.

There will be a separate closing, or closings, with respect to each Series Offering. An initial closing of a Series Offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the Manager in its sole discretion and (iii) the date that is one year after the date that a particular Series Offering begins. Additionally, any subsequent series closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the Manager in its sole discretion and (iii) the date that is one year after the prior closing for the relevant Series Offering. A fully executed subscription agreement for any particular investor in a Series Offering will be accepted or rejected by the Manager within 30 days of being received by the Series.

If an initial closing has not occurred, a Series Offering will be terminated upon the earliest to occur of (i) six months after the date the Series Offering begins, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion. No securities are being offered by existing security-holders.

Each Offering is being conducted on a “best efforts” basis pursuant to Regulation A under Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings. The subscription funds advanced by prospective investors as part of the subscription process with respect to a particular series will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation (“Escrow Agent”), and will not be commingled with the operating account of that Series, until, if and when there is a closing with respect to that investor and that Series. See “PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE” and “SECURITIES BEING OFFERED” for additional information.

Series	Price to Public	Underwriting Discounts and Commissions[1]	Proceeds to Issuer[2]
Series FL01
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$231,000.00	$2,310.00	$228,690.00

(1)	The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore” or “Broker”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE.” for more details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering set forth above. We will reimburse the Manager for Series Offering expenses actually incurred.

All funds paid by subscribers in the offering will be deposited in an escrow account with the Escrow Agent.

The maximum aggregate offering amount for all Series will not exceed $75,000,000.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after the Offerings.

The Interests offered hereby are highly speculative in nature and involve a high degree of risk. See “RISK FACTORS” beginning on page 7 of this Offering Circular for a discussion of other material risks of investing in our Interests.

Generally, no sale may be made to you in any Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC” or “Commission”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(i) of Form 1-A.

The approximate date of commencement of proposed sale to the public is October [___], 2022.

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Implications of Being an Emerging Growth Company

The Company is not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because the Company is not registering its securities under the Exchange Act. Rather, the Company will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which the Company’s Offering Circular was qualified, if the securities of each class to which this Offering Circular relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the Company may immediately suspend its ongoing reporting obligations under Regulation A.

If and when the Company becomes subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, the Company:

●	will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from its unit holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

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The Company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The Company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the Company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after its initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that the Company no longer meets the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the Company would cease to be an “emerging growth company” if it has more than $1.07 billion in annual revenues, have more than $700 million in market value of its common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that the Company may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our interests offered hereby are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange. “Qualified purchasers” include:

(i)	“accredited investors” under Rule 501(a) of Regulation D; and

(ii)	All other investors so long as their investment in our interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

A fully executed subscription agreement for any particular investor in a Series offering will be accepted or rejected by the Manager within 30 days of being received by the Series.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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STATEMENTS REGARDING FORWARD LOOKING INFORMATION

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each Series of the Company and the Fundhomes platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Fundhomes platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which, including the impact of the COVID-19 coronavirus, are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “RISK FACTORS.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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SERIES OFFERING TABLE

The table below shows key information related to the Offering of each Series. Please also refer to “THE SERIES PROPERTIES” and “USE OF PROCEEDS TO ISSUER” for further details.

Membership Series Name	Property	Price Per Interest	Maximum Offering	Number of Interests Offered	Opening Date	Closing Date	Status
Series FL01	Single family home located at 606 Birkdale St, Davenport, FL 33897	$10.00	$231,000.00	23,100	[*/*/2022]. Series offering will commence within two calendar days after the qualification.	[*/*/*]	Not Yet Open

EXECUTIVE SUMMARY

THIS SUMMARY HIGHLIGHTS SOME OF THE INFORMATION IN THIS OFFERING CIRCULAR. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR INTERESTS. YOU SHOULD READ CAREFULLY THE DETAILED INFORMATION SET FORTH UNDER “RISK FACTORS” AND THE OTHER INFORMATION INCLUDED IN THIS OFFERING CIRCULAR. EXCEPT WHERE THE CONTEXT SUGGESTS OTHERWISE, THE TERMS “COMPANY,” “WE,” “US” AND “OUR” REFER TO FUNDHOMES I, LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY, TOGETHER WITH ITS CONSOLIDATED SERIES; REFERENCES IN THIS OFFERING CIRCULAR TO THE “MANAGER” REFER TO FUNDHOMES, INC., A DELAWARE CORPORATION AND THE MANAGER OF OUR COMPANY, AND EACH OF ITS SERIES AND THEIR SUBSIDIARIES, IF ANY. ALL REFERENCES IN THIS OFFERING CIRCULAR TO “$” OR “DOLLARS” ARE TO UNITED STATES DOLLARS.

Overview

The Company was formed as a Delaware series limited liability company in March 2022 to serve as an investment vehicle which intends to enable investors to own fractional ownership of a specific vacation rental property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

The Company intends to establish separate Series for the holding of vacation rental properties to be acquired by the applicable Series. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company will be enforceable against the assets of the applicable Series only, and not against the assets of the Company. In addition, an affiliate of our Manager, Fundhomes Property Management, LLC (“Fundhomes PM”), will manage all Series properties related to the various Series including the sales of property, property vacation bookings, maintenance and insurance. Notwithstanding the foregoing, our Manager may elect to engage a third-party property management company in lieu of Fundhomes PM.

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The Manager does all of the work of sourcing, analyzing, maintaining, and managing all of the properties that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which the Manager operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Our Series LLC Structure

Each vacation rental that we acquire will be owned by a separate Series of our Company that we will establish to acquire that vacation rental. Each Series may hold the specific property that it acquires in a wholly owned subsidiary, which would be a Delaware limited liability company.

As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Company Information

Our principal executive offices are located at 1700 Westlake Ave. N., Suite 200, Seattle, WA 98109. Our telephone number is 206-659-7920. We maintain a website at www.fundhomes.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this Offering Circular or any other reports or documents we file with or furnish to the SEC.

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Organizational Chart

For ease of understanding the Company’s business structure, it has included the organizational chart below:

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the Manager and its affiliates and our officers and/or directors who are also officers and/or directors of the Manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of the Manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the Manager and/or affiliates of the Manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The Manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with Manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the Manager or one of its affiliates, which we refer to collectively as the Manager sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the Series may acquire their properties from the Manager or from an affiliate of the Manager. Prior to a sale to a Series, the Manager may acquire a property, repair, and improve the property and have the property appraised. The Manager may resell the property to a Series at the appraised value which may reflect a premium over the Manager’s investment in the property. Accordingly, if the Manager becomes an interested party with respect to a sale of a property that it owns to a Series, the Manager’s interests in such a sale may not be aligned with the interests of the Series or its investors. There can be no assurance that a property purchase price that a Series may pay to the Manager will be comparable to that which a Series might pay to an unaffiliated third-party property seller.

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●	The Manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the Manager has determined to be suitable for us, that property will be allocated to us.

●	The Manager does not assume any responsibility beyond the duties specified in the Company’s Operating Agreement. The Manager’s liability is limited under the Operating Agreement and we have agreed to reimburse, indemnify and hold harmless the Manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under the Operating Agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the Manager would not be liable.

Employees

Our Company does not have any employees. All of the officers and directors of our Company are employees of the Manager.

Summary of Risk Factors

An investment in our Interests involves various risks. You should consider carefully the risks discussed below and under “RISK FACTORS” before purchasing our Interests. If any of the following risks occur, the business, financial condition, or results of operations of each Series could be materially and adversely affected. In that case, the value of your Interests could decline, and you may lose some or all of your investment.

●	An investment in an offering constitutes only an investment in that Series and not in the Company or that Series’ property.

●	If the Company’s series limited liability company structure is not respected, then investors may have to share any liabilities of the Company with all investors and not just those who hold the same Interests as them.

●	Each Series will rely on Fundhomes PM, to manage each property.

●	If we fail to manage our growth, we may not have access sufficient personnel and other resources to operate our business and our results, financial condition and ability to make distributions to investors may suffer.

●	If our Manager fails to attract and retain its key personnel, the Company may not be able to achieve its anticipated level of growth and its business could suffer.

●	There is competition for time among the various entities sharing the same management team.

●	The Company has limited operating history for investors to evaluate.

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●	Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Interests.

●	The Company’s consolidated financial statements include a going concern opinion.

●	If the Company does not successfully dispose of real estate assets, you may have to hold your investment for an indefinite period.

●	Competition with other parties for real estate investments may reduce the Company’s profitability.

●	The Company may not raise sufficient funds to achieve its business objectives.

●	The Company’s management has full discretion as to the use of proceeds from the offering.

●	There is currently no trading market for the Interests.

●	The purchase prices for the Interests have been arbitrarily determined.

●	The Company’s real estate and real estate-related assets will be subject to the risks typically associated with real estate.

●	We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.

●	The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions,

●	The market in which the Company participates is competitive and, if it does not compete effectively, its operating results could be harmed.

●	The Company will be dependent on the vacation rental platforms through which it lists its properties.

●	A vacation rental property could be difficult to sell, which could diminish the return on such property.

●	The Company may decide to sell property which could conflict with an investor’s interests.

●	A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to a decrease in bookings, cancellations and lower rental rates in those markets.

●	Changes in local or state laws affecting zoning or other aspects of vacation rental properties.

●	Costs imposed pursuant to governmental laws and regulations may reduce the Company’s net income and the cash available for distributions to its investors.

●	The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company’s investors.

●	Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

●	Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the Company’s cash flows and the return on investment.

●	The Operating Agreement and subscription agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

●	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

●	The Company’s results of operations may be negatively impacted by the coronavirus outbreak.

●	Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the Company’s business.

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OFFERING SUMMARY

Securities Being Offered:

We are offering the maximum number of Interests of each Series at a price per Interest set forth in the “SERIES OFFERING TABLE” section above. The Offering is being conducted on a “best efforts,” no offering minimum basis.

Each Series of Interests is intended to be a separate Series of our Company for purposes of accounting for assets and liabilities. See “DESCRIPTION OF THE SECURITIES BEING OFFERED - Description of the interests” for further details. The purchase of Interests in a particular series is an investment only in that series and not an investment in our Company as a whole.

Offering price per Series Interest:	As stated in the applicable Series Designation.

Minimum and maximum subscription:	The minimum subscription by an investor in any Series is five (5) Interest; the maximum subscription by an investor in any Series is less than twenty percent (20%) of the total Interests.

Broker:

We will enter into an agreement with Dalmore Group, LLC (“Dalmore” or “Broker”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. Broker is a broker-dealer registered with the Commission and which will be registered in each state where our Series Offerings will be made prior to the launch of each such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with our Series Offerings. Broker is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities investor Protection Corporation, or SIPC.

Broker Fees:	We will pay Broker a brokerage fee equal to one percent (1.0%) of the amount raised through each Series Offering. Notwithstanding the foregoing, Broker will not receive any fee on funds raised from the sale of any Interests to the Manager, its affiliates, or the sellers of any of the Series property.

Restrictions on Investment:	Each investor must be a “qualified purchaser.” See “PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE—Investor Suitability Standards” for further details. A fully executed subscription agreement for any particular investor in a Series Offering will be accepted or rejected by the Manager within 30 days of being received by the Series

Escrow Account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation (“Escrow Agent”), and will not be commingled with the operating account of any Series, until if and when there is a closing with respect to that Series.

When the Escrow Agent has received instructions from the manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent will disburse such investor’s subscription proceeds in its possession to the account of the applicable Series.

If any Offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated Offering will be borne by our Manager.

Offering Period:

Our Series Offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may happen sporadically over the term of the offering. The term of each Series Offering will commence within two calendar days after the qualification date of the Offering Circular of which this Offering Circular is a part and end no later than the second anniversary of the qualification date of the Offering Circular.

There will be a separate closing, or closings, with respect to each Series Offering. An initial closing of a Series Offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the Manager in its sole discretion and (iii) the date that is one year after the date that a particular Series Offering begins. Additionally, any subsequent series closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the Manager in its sole discretion and (iii) the date that is one year after the prior closing for the relevant Series Offering. A fully executed subscription agreement for any particular investor in a Series Offering will be accepted or rejected by the Manager within 30 days of being received by the Series.

If an initial closing has not occurred, a Series Offering will be terminated upon the earliest to occur of (i) six months after the date the Series Offering begins, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion. No securities are being offered by existing security-holders.

Risk Factors:	Any investment in the Interests is speculative and involves a significant degree of risk. A potential investor should purchase Interests only if a potential investor can afford to bear the entire economic risk of its investment. See section titled “RISK FACTORS” for a detailed discussion of the risk factors involved in purchasing the Interests.

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RISK FACTORS

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING RISKS BEFORE SUBSCRIBING FOR INTERESTS. THE RISK FACTORS BELOW ARE NOT INTENDED TO INCLUDE ALL POSSIBLE RISKS OF INVESTING IN THE COMPANY, NOR ARE THE SUMMARIES INTENDED TO PROVIDE COMPLETE DESCRIPTIONS OF THE RISKS THAT ARE INCLUDED. THERE IS A HIGH DEGREE OF RISK ASSOCIATED WITH A PURCHASE OF INTERESTS AND ANY SUCH PURCHASE SHOULD BE MADE ONLY AFTER CONSULTATION WITH INDEPENDENT QUALIFIED SOURCES OF INVESTMENT, LEGAL AND TAX ADVICE. NO PERSON SHOULD CONSIDER SUBSCRIBING FOR MORE THAN SUCH PERSON CAN COMFORTABLY AFFORD TO LOSE.

THERE CAN BE NO ASSURANCE THAT THE PROJECT WILL BE SUCCESSFUL OR PROFITABLE OR THAT A SERIES’ OBJECTIVES WILL BE ATTAINED. ACCORDINGLY, INVESTMENT IN A SERIES IS SPECULATIVE IN NATURE AND SUITABLE ONLY FOR ACCREDITED INVESTORS WHO ARE AWARE OF THE RISKS INVOLVED. PROSPECTIVE INVESTORS WHO WOULD LIKE MORE DETAILS ABOUT ANY RISK FACTOR SHOULD CONTACT THE MANAGER DIRECTLY.

Risks relating to the Structure, Operation and Performance of our Company

The current novel coronavirus, or COVID-19, pandemic or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact or cause disruption to our performance, financial condition, results of operations, cash flows and ability to pay distributions. Further, the pandemic has caused disruptions in the U.S. and global economies and financial markets and created widespread business continuity issues of an as yet unknown magnitude and duration.

The impact of the COVID-19 pandemic and measures to prevent its spread could materially negatively impact our ability to launch and operate our business and our results of operations, financial condition, and liquidity in a number of ways, including:

●	an inability to sell our Interests resulting in a lack of capital sufficient to acquire and operate our Series properties;

●	a decrease in our Series’ revenues as a result of the inability to rent our properties;

●	changes in vacation preferences may make it less likely that vacationers would want to travel to cities where our Series properties are located;

●	the risk of a prolonged COVID-19 outbreak causing long-term damage to economic conditions, which in turn could cause material declines in the fair market value of our Series properties, leading to asset impairment charges and our inability to sell our Series properties; and

●	the potential inability to maintain adequate staffing for the management and maintenance of our Series properties due to shelter-in-place orders and/or the continued duration or expansion of the pandemic.

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The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict. Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, cash flows and financial condition could be material.

The COVID-19 pandemic has resulted in a general decline in real estate transactions and may adversely affect our growth prospects in the near term, and possibly for an extended period, depending upon the duration of the pandemic and its effects on the economy generally and the real estate market more particularly.

The COVID-19 crisis may adversely affect our new Series Offerings, primarily because equity and debt financing for real estate transactions is constrained. In addition, the crisis has made it more difficult to execute transactions as people work from home and are unable to visit properties, local governmental offices are closed and third parties such as survey, appraisal, insurance, environmental and similar services have more limited capacities. These conditions may adversely affect our ability to launch and maintain our operations while they persist.

We are a newly formed entity with no prior operating history, which makes our future performance difficult to predict and impossible to ascertain.

We are a newly formed entity and have no prior operating history. You should consider an investment in our Interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the Manager must, among other things:

●	identify and acquire real estate assets consistent with our investment strategies;

●	increase awareness of our name within the investment products market;

●	attract, integrate, motivate, and retain qualified personnel to manage our day-to-day operations; and

●	build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in our bankruptcy or other event which would have a material adverse effect on us and our investors. There can be no assurance that we will achieve our investment objectives.

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An investment in a Series Offering constitutes only an investment in that Series and not in our Company or directly in any property.

An investor in an Offering will acquire an ownership interest in the Series related to that Offering and not, for the avoidance of doubt, in (i) our Company, (ii) any other Series, (iii) the Manager, (iv) directly in a property associated with the Series or any property owned by any other Series. This results in limited voting rights of the investor, which are solely related to a particular Series, and are further limited by the Operating Agreement, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the interest holders and removal of the Manager for “cause.” The Manager thus retains significant control over the management of our Company, each Series and the Series properties. Furthermore, because the Interests in a Series do not constitute an investment in our Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in a property.

Each of our Company’s Series will hold an interest in a single property, a non-diversified investment.

We intend for each of our Series, either directly or through its subsidiaries, to own and operate a single property. Each Series’ return on its investment will depend on the revenues generated by such property and the appreciation of the value of the property over time. These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition from existing properties as well as future properties and government regulation (such as tax and building code charges). The value of a property may decline substantially after a Series purchases its interest in it.

Each Series will rely on its property manager, Fundhomes PM, to manage each property.

Following the acquisition of any property, the property will be managed by Fundhomes PM, a subsidiary of the Manager. In addition, Fundhomes PM will be entitled to certain fees in exchange for its day-to-day operations of each property. Any compensation arrangements will be determined by the Manager sitting on both sides of the table and will not be an arm’s length transaction.

There can be no guarantee that our Company will reach its funding target from potential investors with respect to any Series or future proposed Series.

Due to the start-up nature of our Company, there can be no guarantee that our Company will reach its funding target from potential investors with respect to any Series or future proposed Series. In the event our Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional properties through the issuance of further Interests and monetizing them to generate distributions for investors. In addition, if our Company is unable to raise funding for additional Series, this may impact any investors already holding Interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional properties.

If our Manager fails to attract and retain its key personnel, the Company may not be able to achieve its anticipated level of growth and its business could suffer.

The Company’s future depends, in part, on the Manager’s ability to attract and retain key personnel. Its future also depends on the continued contributions of the executive officers and other key personnel of the Manager, each of whom would be difficult to replace.

In particular, Ming Zhu, the Chief Executive Officer of the Manager, is critical to the management of the Company’s business and operations and the development of its strategic direction. The loss of the services of Mr. Zhu or other executive officers or key personnel of the Manager and the process to replace any of those key personnel would involve significant time and expense and may significantly delay or prevent the achievement of the Company’s business objectives.

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There is competition for time among the various entities sharing the same management team.

Currently, Fundhomes, Inc. is the Manager of the Company and each Series, and Fundhomes PM is property manager for each Series. The Manager expects to create more Series in the future as additional attractive vacation rental properties are identified. It is foreseeable that at certain times the various Series will be competing for time from the management team.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair and renovate the properties, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our investors may be adversely affected.

We may fail to successfully operate acquired properties, which could adversely affect us and impede our growth.

The Manager’s ability to identify and acquire properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied. We may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, we may be unable to finance the acquisition on favorable terms in the time period we desire, or at all. We may also spend more than budgeted to make necessary improvements or renovations to acquired properties and may not be able to obtain adequate insurance coverage for new properties. Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of our Interests.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our Interests.

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During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment, or we could experience reduced profitability related to declines in real estate values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

You may be more likely to sustain a loss on your investment because the Manager does not have as strong an economic incentive to avoid losses as do managers who have made significant equity investments in their companies.

Because it has not made a significant equity investment in our Company, the Manager will have little exposure to loss in the value of a Series’ Interests. Without this exposure, our investors may be at a greater risk of loss because the Manager does not have as much to lose from a decrease in the value of our Interests as do those managers who make more significant equity investments in their companies.

Any adverse changes in the Manager’s financial health or our relationship with the Manager or its affiliates could hinder our operating performance and the return on your investment.

The Manager will utilize the Manager’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions to our investors is dependent upon the performance of the Manager and its affiliates as well as the Manager’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the Manager’s financial condition or our relationship with the Manager could hinder the Manager’s ability to successfully manage our operations and our properties.

The Company’s consolidated financial statements include a going concern opinion.

Our financial statements have been prepared assuming the Company will continue as a going concern. We are newly formed and have not generated revenue from operations. We will require additional capital until revenue from operations are sufficient to cover operational costs. There are no assurances that we will be able to raise capital on acceptable terms. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development and operations, which could harm our business, financial condition and operating results. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern.

Compliance with governmental laws, regulations and covenants that are applicable to our vacation rental properties may adversely affect our business and growth strategies.

Our vacation rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our vacation rental properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our vacation rental properties, including prior to acquiring any of our vacation rental properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our Interests to decline.

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The market in which the Company participates is competitive and, if it does not compete effectively, its operating results could be harmed.

The Company competes with many others engaged in real estate in general and vacation rental operating activities in particular, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. In particular, the Company intends to list its vacation rental properties through established vacation rental booking platforms, such as AirBNB and Vrbo, and the Company’s properties will compete will all other properties listed in those sites in the vicinity of the Company’s property, as well as other traditional accommodations such as hotels which may have built-in client bases and significantly greater resources and the ability to withstand economic downturns or off-peak vacancies. This market is competitive and rapidly changing. Significant increases in the number of listings for short-term vacation rentals in the geographic areas where the Company’s properties are located, if not met by a similar increase in demand for short-term rentals, is likely to cause downward pressure on rental rates and, potentially, impact to value of the real estate asset. The Company expects competition to persist and intensify in the future, which could harm its ability to generate sufficient rental income from its vacation properties or acquire additional properties on terms that investors find to be reasonable.

The Company will be dependent on the vacation rental platforms through which it lists its properties.

The Company intends to promote its vacation rental properties through vacation rental booking platforms such as AirBNB and Vrbo and will rely on these platforms to facilitate bookings, communications with renters, collection of rental amounts and taxes, and to remit those payments appropriately. If these platforms were to experience disruptions or fail to meet users’ expectations, our business could suffer. Furthermore, if one or more of these platforms were to cease operations or to reject our listing, we may have difficulty renting our vacation property, which could have a material adverse effect on our results, profitability and the ability to make distributions to investors.

A vacation rental property could be difficult to sell, which could diminish the return on the Series property.

A vacation rental property may incur losses due to extended periods of vacancy and may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of the Series property could be diminished if the market value of the Series property declines, due to a decrease in cash flow generated by property or decline in real estate market values. Such a reduction in the resale value of a property could also reduce the value of investors Interests.

The Company may decide to sell property which could conflict with an investor’s interests.

The Company may determine when to sell any property at any time in accordance with the management rights afforded to the Manager. Investors will not have a say in this decision. The timing and decision to sell a property may conflict with investors personal interests, beliefs or theories regarding the real estate market. Further, it is possible the sale was not done at an optimal time. In any case, investors would not have any cause of action against the Company or Manager for such sales.

A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to a decrease in bookings, cancellations and lower rental rates in those markets.

As a result of these trends, the Company may reduce revenue, potentially resulting in losses and lower resale value of properties, which may reduce your return.

If our Company’s Series limited liability company structure is not respected, then investors may have to share any liabilities of our Company with all investors and not just those who hold the same Series as them.

Our Company is structured as a Delaware series limited liability company that issues Interests in a separate Series for each property. Each Series will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding Interests in one Series is segregated from the liability of investors holding Interests in another Series and the assets of one Series are not available to satisfy the liabilities of other Series. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our Company’s Series limited liability company structure is not respected, then investors may have to share any liabilities of our Company with all investors and not just those who hold the same Interests as them. Furthermore, while we intend to maintain separate and distinct records for each Series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of our Company generally where the assets of such other Series or of our Company generally are insufficient to meet our liabilities.

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Tax laws could change.

There may be future changes in tax laws resulting from legislative, administrative or judicial decisions, any of which may have adverse tax consequences to an investor’s investment in the Series. Any such change may or may not be retroactive to a time preceding its occurrence. For example, an investor’s tax rate may be considerably higher (due to a change in U.S. federal tax law) at the time an investment is sold.

Risks Relating to Ownership of our Interests

There is currently no public trading market for our securities.

There is currently no public trading market for any of our Interests, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests. Because of the illiquid nature of our series interests, you should purchase our interests only as a long-term investment and be prepared to hold them for an indefinite period of time.

If a market ever develops for our Interests, the market price and trading volume may be volatile.

If a market develops for our Interests, the market price of our Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the Series properties or the Series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share prices, the value of our Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary certifications or licenses to conduct our business.

Lack of voting rights.

Our Manager has the unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights in respect of the Series in which they are invested. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of our Company and the applicable Series, which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

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Furthermore, our Manager can only be removed as Manager of our Company and each Series of Interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating a Series property.

This Offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are Offering the Interests on a “best efforts” basis, and we can give no assurance that all of the offered Interests will be sold. If you invest in our Interests and more than the minimum number of offered Interests are sold, but less than all of the offered Interests are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of Interests offered are sold, we may be unable to fund all the intended uses described in this Offering Circular from the net proceeds anticipated from this Offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by Offering net proceeds.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of the cost that a Series in expected to incur in acquiring a property. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by an investor for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed.

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Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts. The Operating Agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.

Each investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an interest holder were to bring a claim against our Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. The Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern the Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to the Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, our Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and our Company believes that the provision does not impact the rights of any or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

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Risks Related to Conflicts of Interest

We are dependent on the Manager and its affiliates and their key personnel who provide services to us through the Operating Agreement, and we may not find a suitable replacement if the Operating Agreement is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and we are completely reliant on the Manager to provide us with investment and advisory services. We expect to benefit from the personnel, relationships and experience of the Manager’s executive team and other personnel and investors of the Manager and expect to benefit from the same highly experienced personnel and resources we need for the implementation and execution of our investment strategy. Each of our executive officers also serves as an officer of the Manager. The Manager will have significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and relationships of the executive officers and key personnel of the Manager. The executive officers and key personnel of the Manager will evaluate, negotiate, close and monitor our properties. Our success will depend on their continued service.

In addition, we offer no assurance that the Manager will remain the Manager or that we will continue to have access to the Manager’s principals and professionals. If the Operating Agreement is terminated and no suitable replacement is found to manage us, our ability to execute our business plan will be negatively impacted.

The ability of the Manager and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the Manager spends managing the business of our Company and may result in certain conflicts of interest.

Our officers also serve or may serve as officers or employees of Fundhomes, Inc., as well as other Manager-sponsored vehicles, and other companies unaffiliated with the Manager. These other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the Manager, the attention of the Manager’s personnel and our executive officers and the resources of the Manager may also be required by the Manager-sponsored vehicles. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the Manager. In addition, these persons may have obligations to those entities, the fulfillment of which might not be in the best Interests of us, or any of our investors. Our officers and the Manager may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the companies.

The terms of the Operating Agreement make it so that it may adversely affect our inclination to end our relationship with the Manager.

Under the terms of the Operating Agreement, holders of Interests in each Series of our Company have the right to remove our Manager as manager of our Company, by a vote of two-thirds of the holders of all Interests in each Series of our Company (excluding our Manager) voting together, in the event our Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or our Company. Unsatisfactory financial performance does not constitute grounds to terminate and remove the Manager under the Operating Agreement. These provisions make it difficult to end our Company’s relationship with the Manager, even if we believe the Manager’s performance is not satisfactory.

The Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

The Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such Interests and factors as it desires, including its own Interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our bylaws, or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

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There are conflicts of interest among us, the Manager and its affiliates.

Each of our executive officers is an executive officer of the Manager. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Manager and its affiliates will try to balance our Interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our Interests.

The Operating Agreement provides the Manager with broad powers and authority which may exacerbate the existing conflicts of interest among your Interests and those of the Manager, its executive officers and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	The Manager or a Manager affiliate will be selling properties to the various Series. The Manager will be setting the purchase price that a Series will pay for such a property, which price may be higher than appraised values or comparable property prices.

●	the Manager, its executive officers and its other affiliates may continue to offer other real estate investment opportunities, including equity offerings similar to this Offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the Manager, its executive officers and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the Manager, its executive officers and/or its other affiliates for their own benefit;

●	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

●	the Manager, its executive officers and its other affiliates are not required to devote all of their time and efforts to our affairs.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any transaction to which we or any of our subsidiaries has an interest or engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. In addition, our management agreement with the Manager does not prevent the Manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

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The Manager’s liability is limited under the Operating Agreement, and we have agreed to indemnify the Manager against certain liabilities. As a result, we may experience poor performance or losses of which the Manager would not be liable.

Pursuant to our Company’s Operating Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and not will be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. maintains a contractual, as opposed to a fiduciary, relationship with us and our investors. Under the terms of the Operating Agreement, the Manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager will not be liable to us, any subsidiary of ours, our board of directors, or our investors, members or partners or any subsidiary’s investors, members or partners for acts or omissions performed in accordance with and pursuant to the Operating Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under Accordingly, we and our investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the Operating Agreement. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities. We have agreed to reimburse, indemnify and hold harmless the Manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the Manager and any person providing sub-advisory services to the Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the Manager’s duties, which has a material adverse effect on us. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the Operating Agreement because of our desire to maintain our ongoing relationship with the Manager.

Delivery of your Schedule K-1s will be delayed.

A Series will not be able to provide Schedule K-1s to Investors for any given fiscal year until after April 15 of the following year, as Schedule K-1s will not be available until such Series has received tax-reporting information necessary to prepare Schedule K-1s. Investors will be required to obtain extensions of the filing dates for their federal, state, and local income tax returns..

Risks Related to Real Estate Investments Generally

Our real estate assets will be subject to the risks typically associated with real estate.

Our real estate assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by several risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) vacation rentals in the areas where particular properties are located and the attractiveness of particular properties to prospective renters;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and;

●	the potential for uninsured or underinsured property losses.

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The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to a property. Many expenditures associated with a property (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the property. These factors may have a material adverse effect on the value that we can realize from our assets.

We may be subject to unknown or contingent liabilities related to properties that we acquire for which we may have limited or no recourse against the sellers.

Assets and entities that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of renters, vendors or other persons dealing with the acquired entities, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event we would have no or limited recourse against the sellers of such properties. While we expect to usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses.

As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow. Finally, we expect that indemnification agreements between us and the sellers will typically provide that the sellers will retain certain specified liabilities relating to the assets and entities acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase a property.

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We may engage in development, redevelopment or repositioning activities in the future, which could expose us to different risks that could adversely affect us, including our financial condition, cash flow and results of operations.

We may engage in development, redevelopment or repositioning activities with respect to properties that we acquire as we believe market conditions dictate. If we engage in these activities, we will be subject to certain risks, which could adversely affect us, including our financial condition, cash flow and results of operations. These risks include, without limitation:

●	the availability and pricing of financing on favorable terms or at all;

●	the availability and timely receipt of zoning and other regulatory approvals;

●	the potential for the fluctuation of occupancy rates and rents at development and redeveloped properties, which may result in our investment not being profitable;

●	start up, development, repositioning and redevelopment costs may be higher than anticipated;

●	cost overruns and untimely completion of construction (including risks beyond our control, such as weather or labor conditions or material shortages); and

●	changes in the pricing and availability of buyers and sellers of such properties.

These risks could result in substantial unanticipated delays or expenses and could prevent the initiation or the completion of development and redevelopment activities, any of which could have an adverse effect on our financial condition, results of operations, cash flow, the market value of our Interests and our ability to satisfy our debt obligations and to make distributions to our investors.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Coventurers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

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Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

The Series generally will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our Interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the nonrenewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our investors’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

This risk is particularly relevant with respect to potential acts of terrorism. The TRIA, under which the U.S. federal government bore a significant portion of insured losses caused by terrorism, will expire on December 31, 2020, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. If the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our investors’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to investors.

Additionally, mortgage lenders insist in some cases that multifamily property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

Climate change may adversely affect our business.

To the extent that climate change does occur and affects the markets that we invest in, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for a property that we acquire. Should the impact of climate change be material in nature or occur for lengthy periods of time, the financial condition or results of operations for a property and its related Series would be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of a property that we acquire in order to comply with such regulations.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Multiple property portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a portfolio acquisition does not close may be greater than in a single-property acquisition. A seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions to our investors.

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Our targeted investments may include condominium interests. Condominium interests are subject to special risks that may reduce your return on investment.

Our targeted investments may include condominium interests, which is a type of common ownership interest. Common ownership interests are subject to special risks that may reduce your return on investment. For example, common ownership interests are governed by associations which we, as a condominium unit owner, have a vote. We may be outvoted by the other members of the condominium respecting matters that materially impact the management, appearance, safety or financial soundness of the dwelling or of the association.

The value of common ownership interests may be decreased by the default of other interest holders on their homeowners association, or HOA, fees or similar fees. If enough holders default on their fees, the HOA’s liquidity and net worth may decrease dramatically. If the HOA or board is forced to foreclose on any delinquent interests representing the condominium interests, a lowered value realized at the foreclosure sale may adversely impact the market value of every other unit.

We, as a common ownership interest owner, will also be required to pay HOA fees. If we default in our payment, we may be obligated to pay financial penalties or, in severe circumstances, our unit may be foreclosed on by the board or the HOA. If the board or HOA is mismanaged or if the applicable property suffers from neglect or deferred maintenance, HOA may increase, which may reduce our cash flow from operations and your ability to receive distributions.

Real estate investments are relatively illiquid and may limit our flexibility.

Real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions. Our inability to sell our properties on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations. In addition, real estate can at times be difficult to sell quickly at prices we find acceptable. When we sell any of our assets, we may recognize a loss on such sale.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions to our investors and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

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The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

We collect and retain certain personal information provided by our investors and renters in the properties owned by the Series. While expect to implement a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, we can provide no assurance that we will be able to prevent unauthorized access to this information. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, and private data exposure, any of which could negatively impact our reputation and financial results.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our investors’ overall return.

We may enter into joint ventures to acquire properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer or partner in an investment could become insolvent or bankrupt;

●	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

●	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●	that disputes between us and our co-venturer or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

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Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our investors.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the renters, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our renters, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions to our investors and may reduce the value of your investment.

Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to our investors.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our investors. We may be subject to all the risks described here even if we do not know about the hazardous materials and if the previous owners did not know about the hazardous materials on the property.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect our operating results.

Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property manager and its assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

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Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to Fair Housing Amendments Act of 1988 and the rehabilitation Act of 1973) may decrease cash available for distributions to our investors.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991 to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. If one or more of our properties that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Declines in the market values of the assets we invest in may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our investors.

Some of the assets we invest in may be classified for accounting purposes as “available-for-sale.” These investments will be carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to investors’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of the assets we invest in may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to our investors.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

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A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of, and the cash flows from, real estate properties, which could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our investors.

Deficiencies in our internal control over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

Effective internal control is necessary for us to accurately report our financial results. There can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. As we grow our business, our internal control will become more complex, and we may require significantly more resources to ensure our internal control remains effective. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations that could require a restatement, failing to meet our reporting obligations and causing investors to lose confidence in our reported financial information. These events could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

Risks Related to Forum Selection and Jury Waivers

Investors will be subject to the terms of the subscription agreement.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as an Exhibit 4.1 to the Offering Statement of which this Offering Circular is part. The subscription agreement requires investors to indemnify the Company, the applicable Series, the Manager for any claim of and their respective officers, directors, employees, agents, members, partners, control persons and affiliates (each of which shall be deemed third party beneficiaries hereof) from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the investor of any covenant or agreement made by the investor in the subscription agreement.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement or Operating Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these Agreements.

Investors in this offering will be bound by the subscription agreement and the Operating Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim, other than claims arising under federal securities laws, that they may have against the Company arising out of or relating to these agreement. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

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If you bring a claim against the Company in connection with matters arising under the subscription agreement or Operating Agreement, other than claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under one of those agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

In addition, when the Interests are transferred, the transferee is required to agree to all the same conditions, obligations, and restrictions applicable to the Interests or to the transferor with regard to ownership of the Interests, that were in effect immediately prior to the transfer of the Interests, including the subscription agreement and the Operating Agreement.

The Company’s Operating Agreement and subscription agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against our Company.

The Operating Agreement includes a forum selection provision that requires any suit, action, or proceeding seeking to enforce any provision of or based on any matter arising out of or in connection with the Operating Agreement, or the transactions contemplated thereby, other than matters arising under the federal securities laws, be brought in state or federal court of competent jurisdiction located in Seattle, Washington. Our subscription agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the subscription agreement, other than matters arising under the federal securities laws, be brought in a state of federal court of competent jurisdiction located Seattle, Washington. These forum selection provisions may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims.

Risks Related to Compliance and Regulation

The Offering is not registered with the SEC or any state securities authorities and those entities have not made any determination that this Offering Circular is adequate or accurate.

The Offering of the Interests will not be registered with the SEC under the Securities Act or the securities agency of any state and the Interests are being offered in reliance upon an exemption from the registration provisions of the Securities Act and state securities laws applicable only to offers and sales to prospective investors meeting the suitability requirements set forth herein. Since this is a nonpublic Offering and, as such, is not registered under federal or state securities laws, prospective investors will not have the benefit of review by the SEC or any state securities regulatory authority. The Interests are being offered and will be sold, to prospective investors in reliance upon a private Offering exemption from registration provided in the Securities Act and state securities laws. If the Company should fail to comply with the requirements of such exemption, the prospective investors may have the right, if they so desired, to rescind their purchase of the Interests. It is possible that one or more prospective investors seeking rescission would succeed. This might also occur under the applicable state securities or “Blue Sky” laws and regulations in states where the Interests will be offered without registration or qualification pursuant to a private Offering or other exemption. If one or more Members were successful in seeking rescission, the Company would face significant financial demands that could adversely affect the Company as a whole and, thus, the investment in the Interests by the remaining Members.

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If we were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the Offering for any other.

We are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus our assets will consist of less than 40% investment securities under the Investment Company Act and the Manager is not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If we were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the Offering for any other Series.

If we are required to register under the Exchange Act of 1934, as amended, or the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the properties by the Manager or could cause the Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.” While the Operating Agreement presently prohibits any transfer that would result in any Series being held of record by more than 2,000 persons, there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits Series may have more than 2,000 total Interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of in that Series. If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the properties by the Manager or could cause the Manager to no longer be able to afford to run our business.

If our Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the Offering for any other.

Our Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. Our Company, the Manager has taken the position that the properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus our Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager is not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If our Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the Offering for any other Series.

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We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Laws intended to prohibit money laundering may require the Manager to disclose investor information to regulatory authorities.

We may be subject to certain provisions of the Patriot Act, including, but not limited to, Title III thereof, the International Money Laundering and Abatement and Anti-Terrorist Financing Act of 2001 ("Title III"), certain regulatory and legal requirements imposed or enforced by the Office of Foreign Assets Control (“OFAC”) and other similar laws of the certain cities in the United States. In response to increased regulatory concerns with respect to the sources of our capital used in investments and other activities, we may request that you provide additional documentation verifying, among other things, your identity and source of funds to be used to purchase Interests. We may decline to accept a subscription if this information is not provided or on the basis of the information that is provided. Requests for documentation and additional information may be made at any time during which a Member holds Interests. We may be required to report this information, or report the failure to comply with such requests for information, to appropriate governmental authorities, in certain circumstances without informing a Member that such information has been reported. We will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures, including, but not limited to, those imposed or enforced by OFAC, the Patriot Act and Title III. Governmental authorities are continuing to consider appropriate measures to implement anti-money laundering laws and at this point it is unclear what steps we may be required to take; however, these steps may include prohibiting a Member from making further contributions of capital, depositing distributions to which such Member would otherwise be entitled into an escrow account or causing the withdrawal of an investor.

In certain circumstances, if you fail to meet certain fiduciary and other standards under Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Internal Revenue Code of 1986, as amended ("Code") you could be subject to liability for losses and subject to civil penalties.

In considering the acquisition of Interests to be held as a portion of the assets of an “employee benefit plan” within the meaning of Section 3(3) of ERISA (“a Benefit Plan” or “Plan”), a Plan fiduciary, taking into account the facts and circumstances of such trust, should consider, among other things: (a) the effect of the “Plan Asset Regulations” (Labor Regulation Section 2510.3-101) including potential “prohibited transactions” under the Code and ERISA; (b) whether the investment satisfies the “exclusive purpose,” “prudence,” and “diversification” requirements of Sections 404(a)(l)(A),(B) and (C) of ERISA; (c) whether the investment is a permissible investment under the documents and instruments governing the plan as provided in Section 404 (a)(l)(D) of ERISA; (d) the Plan may not be able to distribute Interests to participants or beneficiaries in pay status because our Manager may withhold its consent; and (e) the fact that no market will exist in which the fiduciary can sell or otherwise dispose of the Interests and the Company has no history of operations. The prudence of a particular investment must be determined by the responsible fiduciary with respect to each employee benefit plan, taking into account the facts and circumstances of the investment.

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There are special considerations that apply to investing in our Interests on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our Interests, you should satisfy yourself that:

●	your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

●	your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

●	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

●	your investment will not impair the liquidity of the trust, plan or IRA;

●	your investment will not produce “unrelated business taxable income” for the plan or IRA;

●	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

●	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our Interests constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

Any investor who intends to purchase Interests from funds belonging to a qualified retirement plan or IRA should carefully review the tax risks provisions of this Offering Circular as well as consult with their own tax advisors. The contents hereof are not to be construed as tax, legal, or investment advice. PROSPECTIVE BENEFIT PLAN INVESTORS ARE URGED TO CONSULT THEIR ERISA ADVISORS WITH RESPECT TO ERISA AND RELATED TAX MATTERS, AS WELL AS OTHER MATTERS AFFECTING THE BENEFIT PLAN’S INVESTMENT IN INTERESTS. MOREOVER, MANY OF THE TAX ASPECTS OF THE OFFERING DISCUSSED HEREIN ARE APPLICABLE TO BENEFIT PLAN INVESTORS WHICH SHOULD ALSO BE DISCUSSED WITH QUALIFIED TAX COUNSEL BEFORE INVESTING IN INTERESTS.

DILUTION

Dilution means a reduction in value, control, or earnings of the units the investor owns. Investors in this offering will be acquiring Interests of a Series of the Company, the economic rights of each Interest will be based on the corresponding underlying property of that Series. As such, investors will not experience dilution except because of the sale of additional Interests of the Series to which they have subscribed.

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PLAN OF DISTRIBUTION

We are offering, on a best efforts basis, Interests of each of the open Series of our company in the Series Offering Table herein. The offering price for each Series was determined by our Manager.

The Company plans to market the securities directly on a “best efforts” basis. The Company intends to use its website and an offering landing page to offer the Interests to eligible investors. The officers, directors, employees, and advisors of the Company or its Manager may participate in the offering. When applicable, the Company intends to prepare written materials and respond to investors after the investors initiate contact with the Company, however no officers, directors, employees or advisors to the Company or its Manager will orally solicit investors.

The Company has engaged Dalmore Group, LLC (“Dalmore” or (“Broker”), a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of Five Thousand and No/Dollars ($5,000.00) to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a one-time Twenty Thousand and No/100 Dollar ($20,000.00) consulting fee that will be due immediately after FINRA issues a No Objection Letter. Since these offerings involves ongoing filings, Dalmore Group will invoice the Manager for the FINRA fee due and the $1,000 post-qualification amendment filing fee prior to each filing. This fee is due and payable prior to any submission by Dalmore Group to FINRA.

The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the Company’s website www.fundhomes.com. Prospective investors may subscribe for the Interests in this offering only through the website or mobile application. In order to subscribe to purchase Interests, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one filed as an exhibit to the Offering Statement, of which this Offering Circular is part, and provide funds for its subscription amount in accordance with the instructions provided therein.

Further, pursuant to Section 7 in the applicable subscription agreement, the subscriptions are irrevocable by the investor.

Our Series Offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may happen sporadically over the term of the offering. The term of each Series Offering will commence within two calendar days after the qualification date of the Offering Circular of which this Offering Circular is a part and end no later than the second anniversary of the qualification date of the Offering Circular.

There will be a separate closing, or closings, with respect to each Series Offering. An initial closing of a Series Offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the Manager in its sole discretion and (iii) the date that is one year after the date that a particular Series Offering begins. Additionally, any subsequent series closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the Manager in its sole discretion and (iii) the date that is one year after the prior closing for the relevant Series Offering. A fully executed subscription agreement for any particular investor in a Series Offering will be accepted or rejected by the Manager within 30 days of being received by the Series.

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If an initial closing has not occurred, a Series Offering will be terminated upon the earliest to occur of (i) six months after the date the Series Offering begins, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion. No securities are being offered by existing security-holders.

Those persons who want to invest in our interests must sign a subscription agreement for the particular Series of Interests, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “–Process of Subscribing” below for further details. A copy of the form of subscription agreement for each Series is filed as Exhibit 4.1 to the Offering Circular of which this Offering Circular forms a part.

Process of Subscribing

After the offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Interests.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of their annual income or 10% of their net worth (excluding the investor’s principal residence).

To subscribe for the Interests, each prospective investor must:

1.	Go to https://www.fundhomes.com, complete user registration.

2.	Complete profile setup and link a bank account.

3.	Navigate to open prospective offering page, click on the "Invest now" button; that will open the subscribe panel.

4.	Complete subscribe information and review and sign the subscription agreement.

5.	Based on your account status, the Company may ask an Investor to provide identification or accreditation proof documents before accepting the subscription. You may be asked to provide additional information, and such additional information will be reviewed and considered by the Manager and Dalmore upon receipt. The Manager or Dalmore will contact you directly if required. A fully executed subscription agreement for any particular investor in a Series Offering will be accepted or rejected by the manager within 30 days of being received by the Series. We reserve the right to reject any subscriptions, in whole, for any or no reason within such 30-day period.

Any potential investor will have ample time and is advised to review the subscription agreement, along with their counsel, prior to making any final investment decision.

Investors may subscribe by tendering funds by check, wire transfer, or ACH transfer to the an account maintained by the Escrow Agent until the Company has accepted the investor’s subscription. Upon closing, funds tendered by investors will be made available by the Escrow Agent to the Company for its use. The A fully executed subscription agreement for any particular investor in a Series Offering will be accepted or rejected by the manager within 30 days of being received by the Series. We reserve the right to reject any subscriptions, in whole, for any or no reason within such 30-day period.

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Escrow Agent

The Company has entered into an Escrow Agreement with North Capital Private Securities Corporation (the “Escrow Agent”). Investor funds will be held by the Escrow Agent pending closing or termination of the offering. All subscribers will be instructed by the Company or its agents to transfer funds by check, wire transfer or ACH transfer directly to the escrow account established for this offering. The Company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving Interests; escrowed funds may be returned.

The Escrow Agent is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of the Escrow Agent’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this offering. All inquiries regarding this offering or escrow should be made directly to the Company.

For its services, we will pay North Capital Investment Technology, Inc., the parent company of the Escrow Agent, a monthly licensing and service fee of $750 for technology tools to facilitate the offering of securities on the Fundhomes platform. This fee is capped at $6,000 for each Series offering. The manager will also pay North Capital Investment Technology a one-time installation and setup fee of $2,500.

Transfer Agent

The Company has not yet engaged a transfer agent.

Selling Security holders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the Agreement to be brought in a state or federal court of competent jurisdiction in Seattle, Washington for the purpose of any suit, action or other proceeding arising out of or based upon the Agreement, excluding any claims under federal securities laws. Although the Company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the Company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to various forums so they may continue to focus on operations of the Company.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, excluding any claim under federal securities laws. By signing the subscription agreement, an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If the Company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

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USE OF PROCEEDS

Series FL01

Assuming a maximum raise of $231,000.00, and after deducting brokerage commissions of $2,310.00 (representing fees to broker, but excluding other offering expenses that will be apportioned among all Series as discussed in footnote 2 below), the net proceeds of this offering of Series FL01 Interests would be approximately $228,690.00. The table below sets forth the uses of proceeds of the Company’s Series FL01 Interests.

Use	Amount	% of Gross Proceeds
Broker Fee[1]:	$2,310	1%
Repayment of loan from Fundhomes, Inc.[2]:	$180,000	77.92%
Offering Expenses:	$11,525	4.99%
Operating & Reserves:	$10,000	4.33%
Acquisition Fee[3]:	$10,000	4.33%
Rent Ready Fee[4]:	$17,165	7.43%
Total Proceeds:	$231,000	100%

[1]	Broker fee to be paid to Dalmore Group, LLC

[2]	In connection with the acquisition of the Series FL01 property, Fundhomes, Inc., the Manager and initial member of Series FL01, provided a loan to Series FL01 in the amount of $180,000 pursuant to that certain promissory note dated June 3, 2022, which loan will be repaid in full form the proceeds received from the sale of FL01 Interests. The loan from the Manager covered a portion of the Series FL01 property purchase price, the acquisition expenses of $1,753.06 and the rent ready expenses of $40,300.00. A copy of the promissory note is included as Exhibit 6.5 to the Offering Statement.

[3]	Represents a fee payable to the Manager in connection with the search and negotiation of the Series FL01 property purchase as set forth in the Certificate of Designation for Series FL01.

[4]	Represents a fee payable to the Manager in connection with setting up and preparing the Series FL01 property for rent.

The minimum offering amount is $25,000.00 resulting in $24,750.00 of net proceeds after deducting brokerage commissions, which we would use first to purchase the property and the balance would be applied to the acquisition fee. The Company may choose to expense the balance of the acquisition fee, which would be deducted from revenues generated by the Series FL01 property, or increase its investment in Series FL01 Interests to cover the balance of the acquisition fee.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

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THE COMPANY’S BUSINESS

Overview

The Company was incorporated in the State of Delaware on March 16, 2022. The Company is an investment vehicle which intends to enable investors to own fractional ownership of a specific vacation rental property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

The Company intends to establish separate Series for the holding of vacation rental properties to be acquired by the Company. Notably, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company will be enforceable against the assets of the applicable Series only, and not against the assets of the Company. In addition, the Company will manage all properties related to the various Series including the sales of property, property vacation bookings, maintenance and insurance.

Fundhomes, Inc., a Delaware corporation is the Manager of the Company. The Manager was incorporated in the State of Delaware on March 16, 2022. The Manager is a real estate investment platform that allows individual investors to have direct access to quality vacation rental estate investment opportunities and invest in individual vacation rental properties.

Intended Business Process

Generally, the Company and the Manager intends to arrange for the purchase of a specific residential property either directly by the Series or by the Manager or one of its wholly owned subsidiaries, as described below:

If the Manager or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, it would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by the Manager prior to the sale to the Series as well as the applicable sourcing fee specified in the Series Designation for the relevant Series.

In cases where the Manager identifies and intends to have the Series purchase that property directly from a third-party seller, it would include a financing condition in the purchase contract for the property. If the Series fails to raise sufficient funding in the offering, the Company would terminate the purchase contract without purchasing the property.

The Company generally expects to set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the property.

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Property Overview

On April 18th, 2022, the Company established Series FL01 for the purpose of acquiring the property at 606 Birkdale St, Davenport, FL 33897 (“Series FL01 Property”) from Gary Bennett and Roslyn Bennett pursuant to that certain purchase and sale agreement attached as Exhibit 6.4 to the Offering Statement. A description of the Series FL01 Property is below as well as set forth on the Series Designation attached as Exhibit 3.1 to the Offering Statement.

Property Address:	606 Birkdale St, Davenport, FL 33897
Type of Property:	$499,950
Square footage:	2,313
Acreage:	0.15
Units:	1
Beds / Baths:	5 beds / 3 baths
Anticipated Capital Improvements Cost (if any):	$10,000
Anticipated Estimated Capital Improvements (if any):	Add a bedroom
Estimated furnishings and other expenses to prepare the property for booking:	$30,300
Property Debt (if any):	$374,900 from Interfirst Mortgage Company secured by a first lien position against the property $180,000 unsecured loan from Fundhomes, Inc.

Plan of Operations

The Company intends to focus on acquiring properties located in the United States, that are expected to include:

●	Single family homes;

●	Condos; and

●	Small multi-family properties.

The Company chooses properties based on large-scale historical and marketing data and rich real-estate experiences from our team’s real-estate experts. Some factors we look to include:

●	Properties located in vacation destinations

●	Above local average market cap rate for all types of real estate properties, such as multi-families, single-families, commercial buildings, etc.

●	Located in a geographic region where there is room for appreciation.

●	Well-maintained structures to avoid future risks.

●	Well-organized reservation or booking system to minimize legal risks.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: The Company will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network. Sourcing will focus on properties located in vacation destinations.

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●	Due Diligence: The Company evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, or third-party independent appraisals. Property level analysis will look at standard risk factors including condition of title, discernable structural defects in the home, environmental issues, and other hazards such as floods & earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go or no-go decision.

●	Property Purchase: A property will be purchased by the Manager or the Series. If purchased by the Manager, the Series will purchase it from the Manager as described below under “Acquisition Mechanics”.

●	Furnishing: Upon completing the acquisition of a specific property, each Series will be responsible for the costs and expenses associated with furnishing the Series property, so it is ready for booking.

●	Ongoing Management: The Manager’s affiliate Fundhomes Property Management, LLC, a Delaware limited liability company (“Fundhomes PM”) will service as the property manager for all of our properties. Fundhomes PM will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, be responsible for short-term rental compliance, schedule cleaning, purchase and place supplies, communicate with guests and file damage complains with the applicable online rental platform. Notwithstanding the foregoing, our Manager may elect to engage a third-party property management company in lieu of Fundhomes PM.

Investment Decisions and Asset Management

Within our investment policies and objectives, the Manager will have discretion with respect to the selection of specific investments and the purchase and sale of our properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of our Manager with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

To execute our disciplined investment approach, the Manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research: Our Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

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●	Underwriting Discipline: Our Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management: Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our Manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management: Prior to the purchase of a property, our Manager will develop a property business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties or affiliates of the Manager.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

Investment Process

The Manager has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by the Manager and subject to the limitations in the Operating Agreement.

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The Manager will focus on the sourcing, acquisition and management of properties located in vacation destinations. It will source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, the Manager will utilize the Manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. In addition to the specific investment criteria listed above, our Manager will consider the following factors when evaluating prospective investment opportunities:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals (or valuations), engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the Manager’s underwriting criteria, the Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The Manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Leverage Policy

The Company may borrow funds to purchase or refinance its properties and, if it does, would expect to have a 30-90% loan to value ratio. The Company may borrow funds using traditional mortgage products, non-qualified mortgages, home-equity conversion mortgages, line of credit, or other conventional or unconventional products. Any applicable blanket loan product may utilize a cross collateralization lien for qualification purposes and could expand beyond any individual series.

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Acquisition Mechanics

Generally, the Company and the Manager intends to arrange for the purchase of a specific residential property either directly by the Series or by the Manager or one of its wholly owned subsidiaries, as described below:

If the Manager or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, it would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by the Manager prior to the sale to the Series as well as the applicable acquisition fee specified in the Series Designation for the relevant Series.

In cases where the Manager identifies and intends to have the Series purchase that property directly from a third-party seller, it would include a financing condition in the purchase contract for the property. If the Series fails to raise sufficient funding in the offering, the Company would terminate the purchase contract without purchasing the property. Alternatively, as in the case of Series FL01, the Manager may establish a series to purchase the property and such purchase may be financed initially in part with a loan from the Manager which would then be repaid upon the Series successfully raising the capital.

The Company generally expects to set a minimum offering amount for each Series such that the net proceeds would be sufficient to finance the purchase of the property.

The Manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the Manager does so adjust the acquisition mechanics in any material way, we will create a supplement to this Offering Circular to reflect such material adjustment.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of approximately ten (10) years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions and whether the value of the property is anticipated to appreciate or decline substantially. The Manager may determine that it is in the best interests of Series investors to sell a property earlier than ten (10) years.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the Manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable Series (after payment of any accrued liabilities or debt on the property or of the Series at that time).

Description of the Property Management Agreement

The Company will appoint an affiliate of the Manager, Fundhomes Property Management, LLC, a Delaware limited liability company (“Fundhomes PM”), to serve as property manager to manage the underlying property of each Series pursuant to a Series specific property management agreement.

Authority: Fundhomes PM shall have sole authority and complete discretion over the care, custody, maintenance and management of the applicable Series property and may take any action that it deems necessary or desirable in connection with each Series property, subject to the limits set for in the Agreement.

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Performance of Series Property: Fundhomes PM gives no warranty as to the performance or profitability of the Series property or as to the performance of any third party engaged by Fundhomes PM hereunder.

Compensation and Expenses: Each Series will pay, monthly, a property management fee to the Fundhomes PM, equal to twenty percent (20.0%) of the net proceeds received by the Series during the immediately preceding month. Fundhomes PM shall also receive a cleaning fee for each rental period.

Each Series will bear all expenses of the applicable Series property and shall reimburse the Fundhomes PM for any such expenses paid by the Fundhomes PM on behalf of the applicable Series together with a reasonable rate of interest.

Duration and Termination: Each property management agreement shall remain in effect until terminated by either party. Either party may terminate a property management agreement by providing thirty (30 days written notice.

Marketing and Distribution Channels

We market our properties primarily through the following vacation rental platforms:

●	AirBNB

●	Vrbo

●	Expedia (which integrates Vrbo listing)

●	Yirental (an affiliate of the Manager)

●	Fundhomes platform

Each of these third-party platforms enables travelers to search for available lodgings in a particular city or geographic area for the duration of their intended stay. The platforms facilitate travelers bookings by reserving the days booked at a particular property, accepting traveler payments, including security deposits, remitting payments to us and refunding, as needed, security deposits and payments related to cancellations.

We pay these platforms the following fees in connection each property that we list on the site:

Platform	Service Fee	Other Fees
AirBNB	3% of total booking amount	N/A
Vrbo (including Expedia)	5% of total booking amount	3% credit card processing fee
Yirental	1% of total booking amount	N/A
Fundhomes platform	$0.00	N/A

Competition

The Company competes with many others engaged in real estate in general and vacation rental operating activities in particular, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. In particular, the Company intends to list its vacation rental properties through established vacation rental booking platforms, such as AirBNB and Vrbo, and the Company’s properties will compete will all other properties listed in those sites in the vicinity of the Company’s property, as well as other traditional accommodations such as hotels which may have built-in client bases and significantly greater resources and the ability to withstand economic downturns or off-peak vacancies. This market is competitive and rapidly changing. Significant increases in the number of listings for short-term vacation rentals in the geographic areas where the Company’s properties are located, if not met by a similar increase in demand for short-term rentals, is likely to cause downward pressure on rental rates and, potentially, impact to value of the Series property. The Company expects competition to persist and intensify in the future, which could harm its ability to generate sufficient rental income from its vacation properties or acquire additional properties on terms that investors find to be reasonable.

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Operating Expenses

Each Series of our Company will be responsible for the following costs and expenses attributable to the activities of our Company related to such Series (we refer to these as “Operating Expenses”):

●	any and all fees, costs and expenses incurred in connection with the management of a Series property, including Home Ownership Association fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series, including any blue sky filings required in order for a Series to be made available to investors in certain states and any annual audit of the accounts of such Series (if applicable);

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or a property manager, in connection with the Series property;

●	any withholding or transfer taxes imposed on our Company or a Series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our Company, a Series or a property manager in connection with the affairs of our Company or a Series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our Company or a Series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

●	the cost of the Company’s tax returns and circulation of reports to investors;

●	the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the Operating Agreement;

●	the fees and expenses of our Company’s or a Series’ counsel in connection with advice directly relating to our Company’s or a Series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of our Company or a Series;

●	utilities, wifi, cable, supplies, cleaning, repairs; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

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If the Operating Expenses exceed the amount of revenues generated from a Series property and cannot be covered by any Operating Expense reserves on the balance sheet of such Series property, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such Series property (which we refer to as Operating Expenses Reimbursement Obligation(s) (as defined in the Operating Agreement)), and/or (c) cause additional interests to be issued in the such Series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, costs and expenses, including Operating Expenses, revenue generated from Series properties and any indemnification payments made by the Manager will be allocated among the various Series interests in accordance with the Manager’s allocation policy set forth below. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series. If, however, an item is not allocable to a specific Series but to our Company in general, it will be allocated pro rata based on the value of the Series properties or the number of properties, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item:	Details		Allocation Policy (if such revenue or expense is not clearly allocable to a specific Series
Revenue	Each Series will have rental income from the Series property.		Allocable directly to the applicable Series property.
Acquisition Expenses	Each Series will have certain costs and expenses associated with acquiring a Series property.		Allocable directly to the applicable Series property.
Rent Ready Expenses	Each Series will have certain costs and expenses associated with readying the Series property for rental.		Allocable directly to the applicable Series property.
Offering Expenses	1.	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a Series.	1.	Not allocable; to be borne by the Manager.

	2.	Audit and accounting work related to the regulatory paperwork or a Series	2.	Allocable directly to the applicable Series property.

	3.	Compliance work including diligence related to the preparation of a Series.	3.	Not allocable; to be borne by the Manager.

	4.	Insurance of a Series property as at time of acquisition.	4.	Allocable directly to the applicable asset.

	5.	Broker fees other than cash commissions (e.g., expense reimbursement).	5.	Not allocable; to be borne by the Manager.

	6.	Preparation of marketing materials.	6.	Not allocable; to be borne by the Manager.

Indemnification Payments	Indemnification payments under the Operating Agreement		Allocable pro rata to the value of each Series property

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

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The Fundhomes Platform

Fundhomes, Inc., the Manager, owns and operates a web-based and mobile accessible investment platform, the Fundhomes platform. Through the use of the Fundhomes platform, investors can browse and screen the investments offered by each of our Series, now existing or to be formed by our Company in the future, and sign legal documents to purchase Series interests, electronically.

Transferability

The Manager may refuse a transfer by an interest holder of its Interest in a Series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of a Series being deemed plan assets for purposes of ERISA, (c) a change of U.S. federal income tax treatment of our Company and/or a Series, or (d) our Company, any Series, the Manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act, transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws. See “DESCRIPTION OF THE SECURITIES BEING OFFERED–Restrictions on Ownership and Transfer” for more information.

Distribution Rights

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the Operating Agreement. We expect the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the Manager may determine to hold distributions until the effective distribution amount, per investor, equals or exceeds $5.00. In this case, the Manager would accrue these distributions in an escrow account or other segregated account to be distributed once the minimum distribution amount has been reached or exceeded. See “DESCRIPTION OF THE SECURITIES BEING OFFERED-Distribution Rights.”

Regulation

As an owner/operator of vacation rental properties, we are subject to federal, state and local regulations governing short-term rental operations, most notably tax regulations and licensing requirements that differ from state to state and city to city. For example, Florida’s 6.0% state sales tax, plus any applicable discretionary sales surtax, applies to rental charges paid to occupy living quarters or sleeping or housekeeping accommodations for rental periods of six months or less. Such accommodations include hotel and motel rooms, condominium units, timeshare resort units, single-family homes, apartments or units in multiple unit structures, mobile homes, beach or vacation houses, campground sites, and trailer or RV parks. An operator must obtain a certificate of registration from Florida’s department of revenue for each place of business before collecting any taxes. Individual Florida counties may impose a local tax on transient rental accommodations, such as the tourist development tax, convention development tax, tourist impact tax, or municipal resort tax. Currently our properties are subject to Florida state taxes but not any additional county taxes. We are also not currently subject to any licensing requirements.

We are also subject to federal state and local laws that affect property ownership generally, including environmental laws, certificates of occupancy limitations, and laws related to accommodations for persons with disabilities. See the discussion in “RISK FACTORS” regarding some of these regulations and the risks they pose for our business.

The Company believes it is in compliance with all necessary federal, state, and local regulations involved in its business.

Litigation

The Company is not a party to any current litigation.

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PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical operating results for certain Series of the Company formed prior to the date of this Offering Circular. Investors in Interests should not assume that they will experience returns, if any, comparable to those experienced by investors in the Series’ identified below. Investors who purchase Interests will not thereby acquire any ownership interest in any of the Series to which the following information relates.

The returns to investors in a specific Series will depend in part on the performance of the property held by such Series. As a result, you should not assume the past performance of a Series described below will be indicative of the performance of any other Series.

Prior to the date hereof, the Company has formed the following Series: FL01 and FL02. For information on the property owned by each of the foregoing Series please see the corresponding table below

Series FL01 Property

On April 18th, 2022, the Company established Series FL01 for the purpose of acquiring the property at 606 Birkdale St, Davenport, FL 33897 (“Series FL01 Property”) from Gary Bennett and Roslyn Bennett, pursuant to that certain purchase and sale agreement attached as Exhibit 6.4 to the Offering Statement. A description of the Series FL01 Property is below as well as set forth on the Series Designation.

Property Address:	606 Birkdale St, Davenport, FL 33897
Purchase Price:	$499,950
Acquisition Date:	6/21/2022
Type of Property:	Single family residence
Square footage:	2,313
Acreage:	0.15
Units:	1
Beds / Baths:	5 beds / 3 baths
Capital Improvements (if any):	$10,000
Cost of Capital Improvements (if any):	Add a bedroom
Cost of furnishing and other expenses to prepare the property for booking:	$30,300
Property Debt:	$374,900

Series FL02 Property

On April 18th, 2022, the Company established Series FL02 for the purpose of acquiring the property at 300 Kings Way, Davenport, FL 33897 (“Series FL02 Property”) from Stephanie R Schanel, pursuant to that certain purchase and sale agreement attached as Exhibit 6.7 to the Offering Statement. A description of the Series FL02 Property is below.

Property Address:	300 Kings Way, Davenport, FL 33897
Purchase Price:	$536,000
Acquisition Date:	June 30, 2022
Type of Property:	Single family residence
Square footage:	2,150
Acreage:	0.23
Units:	1
Beds / Baths:	5 beds / 3 baths
Anticipated Capital Improvements (if any):	Add a bedroom, replace water heater and pool heater
Anticipated Cost of Capital Improvements (if any):	$11,000
Cost of furnishing and other expenses to prepare the property for booking:	$10,000
Property Debt:	$391,900

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the financial statements and financial condition of the Company and results of its operations together with its financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to several factors, including those discussed in the section entitled “RISK FACTORS” and elsewhere in this Offering Circular.

Overview

The Company was incorporated in the State of Delaware on March 16, 2022. The Company is an investment vehicle which intends to enable investors to own fractional ownership of a specific vacation rental property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

The Company’s manager is Fundhomes, Inc. (“Manager”). As the Company’s Manager, it will manage the Company’s day-to-day operations. The Manager is also the manager of each Series and Fundhomes PM, a wholly owned subsidiary of the Manager and the property manager of each Series and will manage each property that a Series acquires. Notwithstanding the foregoing, our Manager may elect to engage a third-party property management company in lieu of Fundhomes PM. Neither Fundhomes nor Fundhomes PM have participated as Managers or Sponsors in any previous direct participation programs as defined in FINRA Rule 2310(a)(18) and 2310(b)(3)(D).

Going Concern

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company is newly formed and has not generated significant revenue from operations. The Company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

During the next 12 months, the Company intends to fund operations through member advances and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition and operating results. The Company’s accompanying financial statements do not include any adjustments that might result from these uncertainties.

Operating Results

As of April 30, 2022, only those Series identified under “PRIOR PERFORMANCE SUMMARY” above been formed. Revenues are generated incurred at the Series level. Each Series will be responsible for its own operating expenses, such as property taxes, property insurance, and home ownership association fees beginning on the closing date of the offering of such Series.

In April 2022, the Manager advanced $5,000 and $5,000 to Series FL01 and Series FL02, respectively. The advances are unsecured, non-interest bearing and due on demand. In April 2022, the Manager incurred $2,839, $852 and $457 in legal and professional expenses on behalf of the Company, Series FL01 and Series FL02, respectively.

In May 2022, FL02 received member contributions totaling $206,800. In June 2022, the Company formalized the loans with Series FL01 and Series FL02, establishing interest at a rate of 2.98% and a maturity date of June 30, 2022.

As of April 30, 2022, Series FL01 and Series FL02 have net losses of $852 and $457, respectively.

Liquidity and Capital Resources

Each future Series will be dependent on the net proceeds from this offering for funding to acquire a property. Each Series will repay any loans used to acquire its property with proceeds generated from the closing of the offering of such Series. No Series will have any obligation to repay a loan incurred by our Company to purchase a property for another Series.

For information regarding the anticipated use of proceeds from this offering, see “USE OF PROCEEDS.”

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Trend Information

The Company has a limited operating history and has not generated revenue from intended operations. The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company's financial condition and the results of its operations.

On January 20, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economic and financial markets of many countries, including the geographical area in which the Company operates. Measures taken by various governments to contain the virus have affected economic activity. Due to our recent formation, the impact on our business and results has not been significant. We will continue to follow the various government policies and advice, and, in parallel, we will do our utmost to continue our operations in the best and safest way possible without jeopardizing the health or our stakeholders.

Long-term decreased demand in the travel and rental housing industry would adversely affect our business model. Demand for rental and vacation housing is tied to the broader economy and factors outside the Company’s control. Should factors such as COVID-19 pandemic result in continued loss of general economic activity, we would experience a slower growth rate in demand for our products and services.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In accordance with the Operating Agreement March 16, 2022, Fundhomes, Inc., is the initial member of the Company, in addition to being the Company’s Manager. Fundhomes Property Management, LLC, a wholly owned subsidiary of Fundhomes, Inc., and will be the property manager of each Series. The sole shareholder of Fundhomes, Inc. is Ming Zhu.

Executive Officers and Directors of our Manager

The following table sets forth certain information with respect to each of the directors and executive officers of the Manager:

Executive Officer	Position	Age	Term of Office	Full Time / Part Time
Ming Zhu	CEO / President	35	March 16, 2022	Full Time.
Ming Zhu	Director	35	March 16, 2022	Full Time

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Ming Zhu, CEO, President and Director

Ming is an entrepreneur and real estate investor. Prior to Fundhomes, Inc., he worked for Google (July 2012 to November 2014) and Amazon (December 2014 to November 2021)as a software engineer and founded several successful startups. He has more than 7 years’ experience in real estate investment personally, having starting investing in real estate in 2015, as well as experience providing private property management services as the owner of a vacation rental management company, Yirental, in the Seattle, Washington area, which presently manages over 20 units. Yirental was founded in 2017 by Ming and Ming is the majority owner of Yirental, owning 90% of the equity ownership interest. At present, Ming owns four properties in Washington State, two are located in Seattle, Washington, one is located in Tukwila, Washington, and one is located in Edmonds, Washington. All four properties are currently operating as vacation rental properties.

Manager and the Operating Agreement

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The Manager will perform its duties and responsibilities pursuant to the Operating Agreement. The Manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

The Operating Agreement further provides that our Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such Interests and factors as it desires, including its own Interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our Company, any Series of Interests or any of the interest holders and will not be subject to any different standards imposed by the Operating Agreement, the Delaware Limited Liability Company Act (“Delaware LLC Act”) or under any other law, rule or regulation or in equity. In addition, the Operating Agreement provides that our Manager will not have any duty (including any fiduciary duty) to our Company, any Series or any of the interest holders.

Responsibilities of the Manager

The responsibilities of the Manager include

●	Investment advisory, origination and acquisition services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering services such as the development of our Series Offerings, including the determination of their specific terms;

●	Management services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the Manager deems necessary to the proper performance of its obligations under the Operating Agreement, including but not limited to consultants, accountants, lenders, technical Managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property Managers and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the services under the Operating Agreement;

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●	Accounting and administrative services such as maintaining accounting data and any other information concerning our activities, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Term and Removal of the Manager

The Operating Agreement provides that the Manager will serve as the Manager for an indefinite term, but that the Manager only be removed as Manager of our Company and each Series of Interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our Company or a Series of Interests, by an affirmative vote of two-thirds of our Company’s members. Additionally, the Manager may choose to withdraw as the Manager, under certain circumstances.

The Manager may assign its rights under the Operating Agreement in its entirety or delegate certain of its duties under the Operating Agreement to any of its affiliates without the approval of our investors so long as the Manager remains liable for any such affiliate’s performance. The Manager may withdraw as the Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of the Manager, the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding Manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the Manager, no additional compensation will be paid to the Manager in the event of the removal of the Manager.

Reimbursement of Expenses

Because the Manager’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the Manager will be reimbursed for the documented cost of performing such tasks. We will also pay all fees, costs and expenses of the Series, and of our Company as applicable, other than those specifically required to be borne by the Manager under the Operating Agreement. These expenses include, but are not limited to:

●	expenses associated with the listing of our interests (or any other securities of our Company) on a securities exchange or alternative trading system (“ATS”), if applicable, or with the formation of our Company or any Series or subsidiary thereof and the offering, issuance and distribution of our interests (or any other securities of our Company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

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●	expenses in connection with the transaction costs incident to the acquisition, origination, disposition and financing of our properties;

●	expenses of organizing, revising, amending, converting, modifying or terminating our Company or any Series or subsidiary thereof;

●	costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

●	expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Commission, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our interests on any exchange, the fees payable by us to any such exchange in connection with its listing, and costs of preparing, printing and mailing our annual report to our investors and proxy materials with respect to any meeting of our investors;

●	expenses incurred by managers, officers, personnel and agents of the Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of a property;

●	costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

●	compensation and expenses of our custodian and transfer agent, if any;

●	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of properties, including appraisal, reporting, audit and legal fees;

●	all costs and expenses relating to the development and management of our website

●	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

●	all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under the Operating Agreement.

However, to the extent the Manager advances the fees, costs and expenses that it is not obligated to pay under the Operating Agreement, our Company will reimburse the Manager for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

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Limited Liability and Indemnification of our Manager

The Operating Agreement provides that none of our Manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our Manager nor persons acting at the request of the Company in certain capacities with respect to other entities will be liable to the Company, any Series or any interest holders for any act or omission taken by them in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving the Company or such Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table displays the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of the Company’s capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of the Company’s capital stock.

Type of Interest	Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of Class	Percent of Voting Power
Membership Interest	Fundhomes, Inc. 1700 Westlake Ave N Suite 200 Seattle, WA 98109	100% of initial membership interest in Series FL01, a series of Fundhomes I, LLC	N/A	100%	100%

As of the date hereof, only Series Interest in FL01 and FL02 were outstanding and none of those Series Interests were held by any director, officer or significant employee of the Company or the Manager. Under the Operating Agreement, Fundhomes, Inc., will relinquish its initial membership interest in Series FL01 at such time as this offering closing with respect to Series FL01.

Ming Zhu owns all of outstanding common shares of Fundhomes, Inc.

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COMPENSATION TO THE MANAGER AND AFFILIATES

The following discussion summarizes the forms of compensation to be received by the Manager and affiliates of the Manager. All of the amounts described below will be received regardless of the success or profitability of the Company. The following compensation was not determined through arm's-length negotiations. Neither our Manager nor its principals or affiliates will receive any selling commissions or dealer Manager fees in connection with the offer and sale of our Interests.

Form of Compensation	Description and Determination of Amount	Estimated Amount of Compensation
Acquisition Fee:

The Manager shall receive a one-time acquisition fee for the Series property to compensate the Manager for performing due diligence activities in connection with the acquisition of the Series property. The amount of the acquisition fee shall be set forth in the applicable Series Designation. The Manager, in its discretion, may defer the payment of any portion of the time acquisition fee.

Impracticable to determine at this time.
Rent Ready Fee:

The Manager shall receive a one-time rent ready fee for the Series property to compensate the Manager for readying the Series property for rental. The amount of the rent ready fee shall be set forth in the applicable Series Designation. The Manager, in its discretion, may defer the payment of any portion of the rent ready fee.

Impracticable to determine at this time.
Management Fee:

The Manager shall receive an annual management fee (payable monthly in arrears) in an amount equal to one percent (1.0%) of the total aggregate Capital Contributions with respect to the relevant Series. The Manager, in its discretion, may defer the payment of any portion of the management fee.

Impracticable to determine at this time.
Property Management Fee:

For properties managed by Fundhomes Property Management, LLC (“Fundhomes PM”), an affiliate of the Manager, each Series shall pay a property management fee equal to twenty-percent (20.0%) of the Series’ property’s gross monthly rental receipts.

Impracticable to determine at this time.

Example of Certain Estimated Fees

Based on the following assumptions for a specific Series’ property, we can estimate the fees payable per the above table.

Assumptions:

●	Capital raised for Series: $320,000.

●	Purchase Price: $500,000.

●	Furnishing and other expenditures to prepare property for rental: $50,000.

●	Loan amount: $300,000

●	Average monthly net rental receipts: $10,000.

Compensation to Manager and Affiliates:

●	Management Fee: $3,200 per year.

●	Acquisition Fee (one-time): $20,000.

●	Rental Read Fee (one-time): $30,000.

●	Property Management Fee: $2,000 per month.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Property Acquisition

It is intended that in the future, some of the Series will acquire their properties directly from the Manager or from a Manager subsidiary. Prior to a sale to a Series, the Manager, or the Manager subsidiary, will acquire a property, repair and improve the property and place the property into vacation rental service. If the Manager or one of its subsidiaries purchased the property directly, then, after the relevant Series has obtained sufficient financing, it would sell the property to that Series for an amount equal to the original purchase price (including closing costs) plus holding costs, renovation costs and furnishing expenses incurred by the Manager prior to the sale to the Series as well as the applicable acquisition fee specified in the Series Designation for the relevant Series. Alternatively, as in the case of Series FL01, the Manager may establish a Series to purchase the property and such purchase may be financed initially in part with a loan from the Manager which would then be repaid upon the Series successfully raising the capital.

Conflicts of Interest

The Company is subject to various conflicts of interest arising out of its relationship with the Manager and its affiliates. These conflicts are discussed below.

The Company and each Series is subject to various conflicts of interest arising out of its relationship with our Manager and the Manager’s principals, members, managers or affiliates. None of the agreements and arrangements between us and our Manager and the Manager’s principals, members, Managers or affiliates, including those relating to compensation, resulted from arm’s length negotiations. In addition, no assurances can be made that other conflicts of interest will not arise in the future. These conflicts of interest include, but are not limited to, the following:

Allocation of Time

The Company relies on the Manager’s real estate professionals and other staff, who act on behalf of the Manager and the Company for the day-to-day operation of their respective businesses. Mr. Zhu is the Chief Executive Officer, President and sole director of the Company’s Manager. The Company’s Manager is also the sole member of Fundhomes PM. As a result of his interests in these other entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Zhu will face conflicts of interest in allocating his time among the Company, the Manager, Fundhomes PM, other related entities and other business activities in which he is involved. However, the Company believes that the Manager and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Manager entities for which they work.

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Competition by the Company with Other Affiliated Companies

From time to time, the Manager may create new entities that will acquire real estate assets and make offers of securities to accredited investors, foreign investors and under Regulation D or Regulation A or otherwise. The Manager will, in its sole discretion, determine which entity will be responsible for acquiring a specific asset.

Other Investments

The Manager and its principals will devote to the Company and each Series such time and effort as is reasonably necessary to manage the Company’s and Series’ business, investments and affairs. The Manager’s principals have other business interests, including ownership interests in other companies. The performance of and financial returns on such other investments may be at odds with those of the Company or a Series.

Diverse Membership

The Members may include taxable and tax-exempt persons and entities and may include persons or entities organized in various jurisdictions including foreign investors. As a result, conflicts of interest may arise in connection with decisions made by our Manager that may be more beneficial for one type of Member than for another type of Member.

Term and Removal of the Manager

The Operating Agreement provides that the Manager will serve as the Manager for an indefinite term, but that the Manager only be removed as Manager of our Company and each Series of Interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our Company or a Series of Interests, by an affirmative vote of two-thirds of our Company’s members. Additionally, the Manager may choose to withdraw as the Manager, under certain circumstances.

The Manager may assign its rights under the Operating Agreement in its entirety or delegate certain of its duties under the Operating Agreement to any of its affiliates without the approval of our investors so long as the Manager remains liable for any such affiliate’s performance. The Manager may withdraw as the Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of the Manager, the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding Manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the Manager, no additional compensation will be paid to the Manager in the event of the removal of the Manager.

Limited Liability and Indemnification of our Manager

The Operating Agreement provides that none of our Manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our Manager nor persons acting at the request of the Company in certain capacities with respect to other entities will be liable to the Company, any Series or any interest holders for any act or omission taken by them in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving the Company or such Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

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DESCRIPTION OF SECURITIES OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, our Operating Agreement, the Series Designations, and the subscription agreements relating to the purchase of the Interests offered hereby, which are attached as exhibits to this Offering Circular. This summary is qualified in its entirety by reference to the detailed provisions of those document which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, the Series Designations or the subscription agreements, as applicable, the provisions of the Operating Agreement, the Series Designations or the subscription agreements, as applicable, shall apply. Capitalized terms used in this summary (and elsewhere in this Offering Circular) that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

Our Company is a Series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of Interests in a Series of our Company is an investment only in that particular Series and not an investment in our Company as a whole. In accordance with the LLC Act, each Series is, and any other Series if issuing Interests in the future will be, a separate Series of our Company and not in a separate legal entity. Our Company has not issued, and does not intend to issue, any class of any Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing Interests in connection with any Offering.

Subject to the provisions of the Operating Agreement, the Manager can cause our Company to establish one or more Series of our Company through the creation of a written Series Designation for each new Series. A Series Designation relates solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests associated with any other Series, or the members associated therewith. The terms and conditions for each Series are as set forth in the Operating Agreement and in the Series Designation, as applicable. Upon approval of any Series Designation by the Manager, the Series Designation is attached to the Operating Agreement as an exhibit. The Series Designation establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests of such Series and the members associated therewith (to the extent such terms differ from those set forth in the Operating Agreement); and (iii) designate or authorize the designation of specific officers to be associated with such Series.

Title to the properties will be held by the applicable Series of our Company or through a Delaware limited liability company which will be a wholly owned subsidiary of the applicable Series. We intend that each Series will own a single property. We do not anticipate that any of the Series will acquire any properties other than their respective property. New Series will be formed and will issue their own Interests for future properties. An investor who invests in an Offering of a Series will not have any indirect interest in any property of any other Series unless the investor also participates in a separate Series Offering associated with that other property.

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Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the Series limited liability company, and upon the closing of an Offering for a Series, the records maintained for any such account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series. Accordingly, our Company expects the Manager to maintain separate, distinct records, and bank accounts, for each Series and its associated assets and liabilities. As such, the assets of a Series include only the property associated with that Series and other related assets (e.g., cash reserves). As noted in the “RISK FACTORS” section, the limitations on inter-Series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of our Company generally where the assets of such other Series or of our Company generally are insufficient to meet our Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. Our Company intends for each Series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant property will be held by, or for the benefit of, the relevant Series.

All of the Interests offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Interests, as determined by the Manager, the holders of such Interests will not be liable to our Company to make any additional capital contributions with respect to such Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). holders of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

The Series described in this Offering Circular will use the proceeds of the respective Offerings to repay any promissory notes issued to the Manager or loans taken out or payments made by the Manager to acquire their respective properties pursuant to the respective purchase and sale agreements, as well as pay certain fees and expenses related to the property acquisitions and each Offering. An investor in an Offering will acquire an ownership interest in the Interests related to that Offering and not, for the avoidance of doubt, in (i) our Company, (ii) any other Series, (iii) the Manager, (iv) the Fundhomes platform or (v) the property associated with the Series or any property owned by any other Series.

Further Issuance of Interests

Only the Interests, which are not annotated as closed, are being offered and sold pursuant to this Offering Circular. The Operating Agreement provides that our Company may issue Interests of each Series to no more than 2,000 purchasers. The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the Interests of applicable Series being offered hereunder as may be required from time to time in order to pay any operating expenses related to the applicable property.

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Distribution Rights

The Manager has sole discretion in determining what distributions of Cash Flow, if any, are made to interest holders except as otherwise limited by law or the Operating Agreement. Distributions may be made to a Series’ Member via a Member’s virtual account. A Member’s virtual account may be created by the Manager using its own technology or by the Manager through the use of an online platform. If a virtual account is used for distributions, a Member may elect to withdraw the Member’s virtual account balance to the Member’s external bank account once the virtual account balance meets the minimal withdrawal limit or a Member may elect to reinvest the virtual account balance in additional Series.

“Cash Flow” consists of the net income (as determined under GAAP), including property rental income, generated by such Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the property related to such Series. The Manager may maintain Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Our Company expects the Manager to make distributions of any Cash Flow on a semi-annual basis as set forth below. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the Manager may determine to hold distributions until the effective distribution amount, per investor, equals or exceeds $5.00. In this case, the Manager would accrue these distributions in an escrow account to be distributed once the minimum distribution amount has been reached or exceeded. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions.

Any Cash Flow generated by a Series from the utilization of the property related to such Series shall be applied within the Series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●	thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future operating expenses; and

●	thereafter by way of distribution to interest holders of such Series (net of corporate income taxes applicable to the Series), which may include the Manager or any of its affiliates.

No Series will distribute a property in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years. Under the LLC Act, a Series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series. For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

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Redemption Provisions

The Interests are not redeemable.

Registration Rights

There are no registration rights in respect of the Interests.

Voting Rights

The Manager is not required to hold an annual meeting of interest holders. The Operating Agreement provides that meetings of interest holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. The investor does not have any voting rights as an interest holder in our Company or a Series except with respect to:

(i)	the removal of the Manager;

(ii)	the dissolution of our Company upon the for-cause removal of the Manager, and

(iii)	an amendment to the Operating Agreement that would:

a.	enlarge the obligations of, or adversely effect, an interest holder in any material respect;

b.	reduce the voting percentage required for any action to be taken by the holders of Interests in our Company under the Operating Agreement;

c.	change the situations in which our Company and any Series can be dissolved or terminated;

d.	change the term of our Company (other than the circumstances provided in the Operating Agreement); or

e.	give any person the right to dissolve our Company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable Series or of the interest holders of all Series of our Company, as applicable. The removal of the Manager as manager of our Company and all Series must be approved by a super majority vote, that is, an affirmative vote of holders of Interests of all Series representing at least two thirds of the total votes that may be cast by all outstanding Interests, voting together as a single class. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by interest holders in any Series of our Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of the interest holders in such Series, result in mergers, consolidations or conversions of such Series and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests of a Series voting as a separate class.

The Manager or its affiliates (if they hold Interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of our Company or a Series for a vote of the interest holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

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The Manager has broad authority to take action with respect to our Company and any Series. Except as set forth above, the Manager may amend the Operating Agreement without the approval of the interest holders to, among other things, reflect the following:

●	the merger of our Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

●	a change that the Manager determines to be necessary or appropriate for our Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

●	an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent our Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

●	any amendment that the Manager determines to be necessary or appropriate for the formation by our Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

●	do not adversely affect the interest holders (including any particular Series as compared to other Series) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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●	are necessary or appropriate to facilitate the trading of Interests, to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best Interests of our Company and the interest holders;

●	are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

●	are required to effect the intent expressed in this Offering Circular or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of property of each Series.

Liquidation Rights

The Operating Agreement provides that our Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our Company; (iii) the entry of a decree of judicial dissolution of our Company; (iv) at any time that our Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our Company following the for-cause removal of the Manager. Under no circumstances may our Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of our Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of our Company, (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any members, unless the business is continued in accordance with the LLC Act. Under no circumstances may a Series be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or our Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or our Company as a whole, as applicable, the property will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation (as defined in the Operating Agreement)), and thereafter, (iii) to the interest holders of the relevant Series, allocated pro rata based on the number of Interests held by each interest holder (which may include the Manager, any of its affiliates and sellers of the properties and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Restrictions on Ownership and Transfer

The Interests of each Series are subject to restrictions on transferability. An interest holder may not transfer, assign or pledge its Interests without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such interest holder holding in excess of 9.8% of the Series, (d) result in a change of U.S. federal income tax treatment of our Company and the Series, or (e) our Company, the Series or the Manager being subject to additional regulatory requirements. The transferring interest holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by our Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The Manager or its affiliates will acquire Interests in each Series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Fundhomes platform or otherwise.

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Additionally, unless and until the Interests of our Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests. There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interests will develop. Therefore, investors may be required to hold their Interests indefinitely. Please refer to the Operating Agreement and the subscription agreement for additional information regarding these restrictions. To the extent certificated, the Interests issued in each Offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing Interests, the investor will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Pursuant to the Operating Agreement, each investor grants to the Manager a power of attorney to, among other things, execute and file documents required for our Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of Officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series will be managed under the direction of the Manager. The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager.

Our Company may decide to enter into separate indemnification agreements with the directors and officers of our Company or the Manager. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

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Exclusive Jurisdiction; Waiver of Jury Trial; Federal Securities Law Exceptions

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal securities laws allow or require that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required or permitted by applicable federal law, a federal court of the United States. If an interest holder were to bring a claim against our Company or the Manager pursuant to the Operating Agreement and such claim were governed by state law, it would have to bring such claim in the Delaware Court of Chancery.

The Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought. The exclusive forum provisions spelled out in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts. The Operating Agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.” Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, our Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and our Company believes that the provision does not impact the rights of any or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions apply to investors who purchase Interests in the Series Offerings directly from our Company as well as to purchasers who may buy Interests in the secondary market, as they, as well, will become Series members whose rights vis a vis the Interests will be governed according to the terms of the Operating Agreement

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange, national quotation system or alternative trading system.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition, holding, and disposition of the Series Interests. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the current and temporary regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of each Series will be in accordance with its applicable organizational documents and as described in this Offering Circular.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Series Interests as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt or governmental organizations, financial institutions or broker-dealers, non-U.S. individuals and corporations, U.S. expatriates, persons who mark-to-market the Series Interests, subchapter S corporations, partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes, U.S. Holders whose functional currency is not the U.S. dollar, regulated investment companies and REITs, trusts and estates, holders who receive the Series Interests through the exercise of compensatory options or otherwise as compensation, persons holding the Series Interests as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, persons subject to the alternative minimum tax provisions of the Code, persons holding the Series Interests through a partnership or similar pass-through entity, and persons holding a 10% or more (by vote or value) beneficial interest in the Series Interests.

Except as explicitly set forth below, this section addresses only certain U.S. federal income tax considerations, and does not address state, local, non-U.S., or non-income tax considerations. The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. New laws, interpretations of law, regulations. or court decisions, any of which may take effect retroactively, could cause one or more statements in this section to be inaccurate.

As used herein, the term “U.S. Holder” means a beneficial owner of Series Interests that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) control all of the substantial decisions of the trust or if a valid election is in place under the applicable Treasury Regulations to treat the trust as a United States person.

If an entity treated as a partnership for U.S. federal income tax purposes is an owner of the Series Interests, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of Series Interests that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of acquiring, holding and disposing of the Series Interests.

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THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF ACQUIRING, HOLDING AND DISPOSING OF THE SERIES INTERESTS WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE SERIES INTERESTS.

General

Fundhomes I, LLC is organized as a Delaware series limited liability company. We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated for U.S. federal tax purposes as a corporation, and the discussion below assumes that each Series will be so treated.

Distributions

Distributions made with respect to the Series Interests will be treated as dividends to the extent of the current and accumulated earnings and profits of the Series as determined for U.S. federal income tax purposes. Dividends are ordinary income, but dividends received by a non-corporate U.S. Holder may qualify for a reduced rate of federal income tax as “qualified dividend income” if certain holding period requirements are satisfied. Qualified dividend income is taxed at the rates applicable to long-term capital gains, including a maximum U.S. federal income tax rate of 20%. Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied.

Any distributions in excess of a Series’ current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the Series Interests, but rather will reduce the adjusted tax basis of such Series Interests. To the extent that such distributions exceed the U.S. Holder’s adjusted tax basis in the Series Interests, such distributions will be included in income as capital gain.

Sale, Exchange, or other Taxable Disposition

Upon the sale, exchange, or other taxable disposition of the Series Interests, a U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Series Interests. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the Series Interests. A U.S. Holder’s tax basis in a Series Interest generally will be equal to the cost of acquiring the Series Interest to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a non-dividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of the Series Interests generally will be capital gain or loss and will be long-term capital gain or loss if the Series Interests have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

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Net Investment Income Tax

Individuals, trusts and estates with income exceeding certain thresholds are also subject to a 3.8% tax on net investment income. Distributions included in income (whether as dividends or capital gains) and any gain on the sale, exchange or otherwise taxable disposition of the Series Interests will be included in net investment income for purposes of the 3.8% tax.

Tax Withholding

A Series may be required in certain circumstances to apply backup withholding on dividends, distributions, and redemption proceeds payable to any holder (including a U.S. Holder) that fails to timely provide the Company with its correct taxpayer identification number or to make required certifications. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against the U.S. Holder’s federal income tax liability, provided that a return is timely and properly filed with the IRS. Backup withholding will not be applied to payments subject to the 30% withholding tax described in the prior paragraph.

Under legislation commonly known as “FATCA,” a Series will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid IRS Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid IRS Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by Foster Garvey, P.C.

ACCOUNTING MATTERS

Our financial statements as of April 30, 2022 and for the period from March 16, 2022 (inception) to April 30, 2022 included in this Offering Circular have been audited by Artesian CPA, LLC, an independent certified public accounting firm, as stated in its report appearing herein.

ONGOING REPORTING AND SUPPLIMENTS TO THIS OFFERING CIRCULAR

The Company will be required to make annual and semi-annual filings with the SEC. The Company will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. The Company will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. The Company will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors, or certain types of capital-raising. The Company will be required to keep making these reports unless it files a Form 1-Z to exit the reporting system, which it will only be able to do if it has less than 300 unitholders of record and have filed at least one Form 1-K.

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At least every 12 months, the Company will file a post-qualification amendment to the offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

The Company may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

Relaxed Ongoing Reporting Requirements

If the Company becomes a public reporting company in the future, it will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which the Company refers to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as the Company remains an “emerging growth company,” the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and unit holder approval of any golden parachute payments not previously approved.

If the Company becomes a public reporting Company in the future, the Company expects to take advantage of these reporting exemptions until it is no longer an emerging growth company. The Company would remain an “emerging growth company” for up to five years, although if the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, the Company would cease to be an “emerging growth company” as of the following December 31.

If the Company does not become a public reporting company under the Exchange Act for any reason, the Company will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, the Company will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and its unitholders could receive less information than they might expect to receive from more mature public companies.

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ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential investors in the interests are entitled to review copies of any other agreements relating to any Series described in this Offering Circular and Offering Circular supplements, if any. In the subscription agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential investors in offerings concerning any of the Series, our Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular. Our Company will afford the potential investors in the interests the opportunity to obtain any additional information to the extent our Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

Fundhomes I, LLC
Attn: Ming Zhu
1700 Westlake Ave. N., Suite 200

Seattle, WA 98109

Email: team@fundhomes.com

Phone: 206-822-3649

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

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FUNDHOMES I, LLC AND ITS SERIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF APRIL 30, 2022 AND FOR THE PERIOD FROM MARCH 16, 2022 (INCEPTION) TO APRIL 30, 2022

Together with

Independent Auditor’s Report

FUNDHOMES I, LLC AND ITS SERIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF APRIL 30, 2022 AND FOR THE PERIOD FROM MARCH 16, 2022 (INCEPTION) TO APRIL 30, 2022

To the Manager of

Fundhomes I, LLC

Seattle, Washington

INDEPDENENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of Fundhomes I, LLC (the “Company”) on a consolidated basis and for each of its listed Series, which comprise the consolidated balance sheets as of April 30, 2022, and the related consolidated statements of operations, changes in member’s deficit, and cash flows for the period from March 16, 2022 (inception) to April 30, 2022, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and each listed Series as of April 30, 2022, and the consolidated results of its operations and its cash flows for the Company and for each listed Series for the period from March 16, 2022 (inception) to April 30, 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company and each listed Series have not commenced planned principal operations and have not generated revenues or profits. The Company and each listed Series are dependent upon its manager for continued payment of its obligations. The Company has a members’ deficit of $4,148 as of April 30, 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole and for each listed Series are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s or its listed Series’ internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

June 20, 2022

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

FUNDHOMES I, LLC AND ITS SERIES

CONSOLIDATED BALANCE SHEETS

AS OF APRIL 30, 2022

	Unallocated	Fundhomes I, LLC - FL01	Fundhomes I, LLC - FL02	Fundhomes I, LLC Total Consolidated
ASSETS
Current assets:
Cash	$-	$5,000	$5,000	$10,000
Total assets	$-	$5,000	$5,000	$10,000

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Due to related party	$2,839	$5,852	$5,457	$14,148
Total liabilities	2,839	5,852	5,457	14,148

Member’s deficit:
Accumulated deficit	(2,839)	(852)	(457)	(4,148)
Total member’s deficit	(2,839)	(852)	(457)	(4,148)
Total liabilities and member’s deficit	$-	$5,000	$5,000	$10,000

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

FUNDHOMES I, LLC AND ITS SERIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM MARCH 16, 2022 (DATE OF INCEPTION) THROUGH APRIL 30, 2022

	Unallocated	Fundhomes I, LLC - FL01	Fundhomes I, LLC - FL02	Fundhomes I, LLC Total Consolidated
Rental income	$-	$-	$-	$-

Operating expenses:
Legal and professional fees	2,839	852	457	4,148
Total operating expenses	2,839	852	457	4,148

Loss from operations	(2,839)	(852)	(457)	(4,148)

Net loss	$(2,839)	$(852)	$(457)	$(4,148)

Weighted average membership interests	n/a	n/a	n/a	n/a
Net loss per membership interest	n/a	n/a	n/a	n/a

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

FUNDHOMES I, LLC AND ITS SERIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD FROM MARCH 16, 2022 (DATE OF INCEPTION) THROUGH APRIL 30, 2022

	Unallocated	Fundhomes I, LLC - FL01	Fundhomes I, LLC - FL02	Fundhomes I, LLC Total Consolidated
Balance at March 16, 2022 (inception)	$-	$-	$-	$-
Net loss	(2,839)	(852)	(457)	(4,148)
Balance at April 30, 2022	$(2,839)	$(852)	$(457)	$(4,148)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

FUNDHOMES I, LLC AND ITS SERIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM MARCH 16, 2022 (DATE OF INCEPTION) THROUGH APRIL 30, 2022

	Unallocated	Fundhomes I, LLC - FL01	Fundhomes I, LLC - FL02	Fundhomes I, LLC Total Consolidated
Cash flows from operating activities:
Net loss	$(2,839)	$(852)	$(457)	$(4,148)
Adjustments to reconcile net loss to net cash provided by operating activities:
Expenses paid by Manager	2,839	852	457	4,148
Net cash provided by operating activities	-	-	-	-
Cash flows from financing activities:
Funds advanced by Manager	-	5,000	5,000	10,000
Net cash provided by financing activities	-	5,000	5,000	10,000
Net change in cash	-	5,000	5,000	10,000
Cash at beginning of period	-	-	-	-
Cash at end of period	$-	$5,000	$5,000	$10,000

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-

Supplemental disclosure of non-cash financing activities:
Expenses paid by Manager	$2,839	$852	$457	$4,148

See Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated financial statements.

FUNDHOMES I, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF APRIL 30, 2022 AND FOR THE PERIOD FROM MARCH 16, 2022 (INCEPTION) TO APRIL 30, 2022

NOTE 1: NATURE OF OPERATIONS

Fundhomes I, LLC (the “Company”) is a Series limited liability company formed on March 16, 2022 under the laws of Delaware. Fundhomes I, LLC was formed to permit public investment in real estate property, each of which will be held by a separate property-owning subsidiary owned by a separate Series of limited liability interests, or “Series”, that the Manager establishes. As a Delaware Series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

On April 18, 2022, Fundhomes I, LLC – FL01 (“Series FL-01”) was formed under the laws of Delaware as a subsidiary of a newly authorized corresponding Series of the Company.

On April 18, 2022, Fundhomes I, LLC – FL02 (“Series FL02”) was formed under the laws of Delaware as a subsidiary of a newly authorized corresponding Series of the Company.

Fundhomes, Inc., a Delaware corporation is the Manager of the Company.

As of April 30, 2022, the Company had not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act, enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements, however, the Company may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated financial statements include the accounts of Fundhomes I, LLC and each Series listed in Note 1 (collectively the “Series”). All inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to member’s equity/(deficit) upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below. The Company will reimburse the Manager for any offering costs incurred by the Manager from the proceeds from each Series offering. As of April 30, 2022, the Manager has incurred $0 in offering expenses.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheets approximate their fair value.

Allocation Policy

The Manager will allocate revenues and costs among the various Series. The allocation policy requires that items not related to a specific Series will be allocated across all Series pro rata based upon the value of the underlying Series Properties or the number of Series Properties, as determined by the Manager. The Manager may amend the allocation policy in its sole discretion from time to time.

All brokerage fees, offering expenses and operating expenses shall be allocated by the Manager in accordance with the allocation policy.

The Manager, in its sole discretion may defer or waive any fee payable to it under the operating agreement. All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

Management Fee

Each Series shall pay the Manager an annual asset management fee equal to one percent (1%) of the capital contributions to the Series. The management fee shall be earned and paid promptly after the end of each calendar month. The Manager may, in its discretion, reduce or waive all or a portion of the management fee in respect of one or more investors. If members make additional capital contributions, then, unless the Manager agrees otherwise, each Member’s additional capital contribution shall bear management fees with respect to the amount of such increase beginning on (and not before) the date such increase is accepted by the Manager.

Acquisition Fee

At the time a Series acquires property (“Series Property”), the Series shall pay Manager an acquisition fee. The acquisition fee shall cover the following fees, costs and expenses allocable to such Series (or such Series pro rata share of any such fees, costs and expenses allocable to the Company) and incurred by the Manager in connection with the evaluation, discovery, investigation, development and acquisition of a Series Property, including brokerage and sales fees and commissions (but excluding any brokerage fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Property was acquired using debt prior to completion of the closing on a Series property), technology costs, filing fees and similar costs and expenses incurred in connection with the evaluation, discovery, investigation and acquisition of a Series Property.

Rental Set-Up Fee

At the time a Series offers the Series Property for rental, the Series shall pay the Manager the rental set-up fee, which represents a fee payable to the Manager for the Series Property as specified in the applicable Series designation, to compensate the Manager for readying the Series Property to be rented.

Property Management Fee

Each Series shall pay the property manager, Fundhomes Property Management, LLC (the “Property Manager”), a related party, a property management fee equal to twenty percent (20%) of the Series’ Property’s net monthly rental receipts, plus a cleaning fee for each rental period. The property management fee shall be paid at the end of each calendar month. The Property Manager may defer any portion of this fee in its sole discretion. The Property Manager may elect to engage a third-party property manager on behalf of the Company, in which event the property management fee shall be payable to such third-party property manager and not the Property Manager. Series FL01 and Series FL02 entered into property management agreements with the Property Manager with initial terms of one year, automatically renewing annually.

Operating Expenses

The Company is responsible for the costs and expenses attributable to the activities of the Series. The Manager will bear its own expenses of an ordinary nature. If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its operating expenses, the Manager may: (a) issue additional interests in such Series; (b) pay such excess operating expenses and not seek reimbursement; and/or (c) enter into an agreement pursuant to which the Manager loans to the Company an amount equal to the remaining excess operating expenses (the “Operating Expenses Reimbursement Obligation”). The Manager, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the applicable federal rate on any operating expenses reimbursement obligation). The Operating Expenses Reimbursement Obligation shall become repayable when cash becomes available.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

Organizational Costs

In accordance with FASB ASC 720, Organizational Costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Real Estate and Impairment

The Company continuously evaluates, by property, whether there are any events or changes in circumstances indicating that the carrying amount of the Series’ properties may not be recoverable. To the extent an event or change in circumstance is identified, a property is considered to be impaired only if its carrying value cannot be recovered through estimated future undiscounted cash flows from the use and eventual disposition of the property. To the extent an impairment has occurred, the carrying amount of our investment in a property is adjusted to its estimated fair value. The process whereby the Company assesses its properties for impairment requires significant judgment and assessment of factors that are, at times, subject to significant uncertainty. We evaluate multiple information sources and perform a number of internal analyses, each of which are important components of our process with no one information source or analysis being necessarily determinative.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the consolidated financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the consolidated financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

Earnings/(Loss) per Membership Interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings (loss) per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership interests in that particular Series during the period.

Recently Issued and Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on their consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard will replace all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance is effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard upon inception and it did not have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and each listed series is a business that has not commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability and each listed Series’ ability to continue as a going concern for the next twelve months is dependent upon its ability to raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the Company and each listed Series will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company and each listed Series to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBER’S DEFICIT

The Company is managed by Fundhomes, Inc., a Delaware corporation and manager of the Company (the “Manager”). The Manager is also the manager of each Series and Fundhomes Property Management, LLC, a wholly owned subsidiary of the Manager and the property manager of each Series and will manage each property that a Series acquires. Notwithstanding the foregoing, our Manager may elect to engage a third-party property management company in lieu of Fundhomes Property Management, LLC. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and each of its listed Series.

 The Manager will be responsible for directing the management of Company’s business and affairs, managing the day-to-day affairs, and implementing the Series’ investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series.

The Manager has sole discretion in determining what distributions, if any, are made to series interest holders except as otherwise limited by law or the operating agreement. The Company expects the Manager to make distributions on a quarterly basis. However, the Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

NOTE 5: RELATED PARTY TRANSACATIONS

In April 2022, the Manager advanced $5,000 and $5,000 to Series FL01 and Series FL02, respectively. The advances are unsecured, non-interest bearing and due on demand. See Note 6.

In April 2022, the Manager incurred $2,839, $852 and $457 in legal and professional expenses on behalf of the Company, Series FL01 and Series FL02, respectively. The amounts are included as due to related party on the consolidated balance sheets.

NOTE 6: SUBSEQUENT EVENTS

In May 2022, FL02 received member contributions totaling $206,800.

In June 2022, the Company formalized the loans with Series FL01 and Series FL02, establishing interest at a rate of 2.98% and a maturity date of June 30, 2022.

Management has evaluated subsequent events through June 20, 2022, the date the consolidated financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these consolidated financial statements.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

Exhibit 2.1	Certificate of Formation of Fundhomes I, LLC
Exhibit 2.2	Operating Agreement of Fundhomes I, LLC
Exhibit 3.1	FL01 Series Designation
Exhibit 4.1	Series FL01 subscription agreement
Exhibit 6.1	Broker Dealer Agreement
Exhibit 6.2	Form of Escrow Agreement
Exhibit 6.3	Series FL01 Property Management Agreement
Exhibit 6.4	Series FL01 Property Purchase and Sale Agreement
Exhibit 6.5	Promissory Note from Fundhomes, Inc. to Series FL01
Exhibit 6.6	Series FL02 Property Management Agreement
Exhibit 6.7	Series FL02 Property Purchase and Sale Agreement
Exhibit 11.1	Auditor’s Consent
Exhibit 12.1	Opinion of Foster Garvey, P.C.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of Washington, on October 12, 2022.

Fundhomes I, LLC, a Delaware limited liability company

By: Fundhomes, Inc., a Delaware corporation

By:	/s/ Ming Zhu
Name:	Ming Zhu
Its:	Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Fundhomes I, LLC, a Delaware limited liability company

By: Fundhomes, Inc., a Delaware corporation

By:	/s/ Ming Zhu
Name:	Ming Zhu

Its: Director, Chief Executive Officer, President, Treasurer, Secretary and Interim Principal Financial Officer and Principal Accounting Officer

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